Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-261427

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, nor are they a solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated December 16, 2021)	SUBJECT TO COMPLETION	DATED OCTOBER 21, 2022

SOLUNA HOLDINGS, INC.

Shares of Common Stock

We are offering up to           shares of our common stock, par value $0.001, pursuant to this prospectus supplement and the accompanying base prospectus, at a public offering price of $                         per share of common stock. A description of the determination of the public offering price is included in “Underwriting—Pricing of the Offering.”

This offering is being underwritten on a firm commitment basis. We have retained Univest Securities, LLC, or Univest or the Representative, to act as our underwriter in connection with this offering. See “Underwriting” beginning on page S-21 of this prospectus supplement for more information regarding these arrangements.

Concurrently with this offering, we intend to sell up to an aggregate of             shares of common stock directly to Soluna SLC Fund I Projects Holdco LLC, or Spring Lane, in a private placement at the same price per share as the public offering price per share set forth above, for aggregate gross proceeds to us of approximately $         . The closing of this offering is not contingent upon closing of the concurrent private placement. The shares of common stock being offered in the concurrent private placement are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. In addition, upon closing of this offering, certain convertible promissory note with an aggregate principal amount of $850,000 held by Spring Lane will automatically convert into shares of common stock at a conversion price equal to the public offering price per share set forth above.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying base prospectus and the risks discussed in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us before expenses(2)	$	$

(1)	Assumes that we sell all of the common stock offered by this prospectus supplement. We have agreed to issue the underwriter or its designees warrants to purchase a number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock sold in this offering, or the Representative’s Warrants, and to reimburse the underwriter for certain offering-related expenses. See “Underwriting—Potential Conflicts of Interest” on page S-21 of this prospectus supplement for a description of all underwriting compensation payable in connection with this offering.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the over-allotment option (if any) we have granted to the underwriter as described below.

We have granted the underwriter an option to purchase from us at any time and from time to time up to additional shares of our common stock at the public offering price of $                   , less underwriting discounts and commissions, within 45 days from the date of this prospectus supplement. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be approximately $                        and the total proceeds, before expenses, to us will be approximately $                .

Our common stock and 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, or Series A Preferred Stock, are currently listed on Nasdaq under the symbols “SLNH” and “SLNHP”, respectively. On October 20, 2022, the last reported sale price of our common stock was $1.86 per share and the last reported sale price of our Series A Preferred Stock was $6.32 per share.

The underwriter expects to deliver the shares of common stock to investors on or about              , 2022, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Book-Running Manager

The date of this prospectus supplement is               , 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 (File No. 333-261427) (as amended, the “Registration Statement”), that we filed with the SEC using a “shelf” registration process and which was declared effective by the SEC on December 16, 2021.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding the securities offered by this prospectus supplement; and (2) the accompanying base prospectus included in the Registration Statement, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Any statement made in this prospectus supplement or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement, the accompanying base prospectus and the Registration Statement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the accompanying base prospectus and the Registration Statement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The Registration Statement that contains the accompanying base prospectus and this prospectus supplement, including the exhibits to the Registration Statement and the information incorporated by reference herein and therein, contains additional information about the securities offered by this prospectus supplement. The Registration Statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. Neither we nor the underwriter has authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference in this prospectus supplement and the accompanying base prospectus is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless the context requires otherwise, references in this prospectus supplement to “SHI”, the “Company”, “we”, “us” and “our” refer to Soluna Holdings, Inc. together with its consolidated subsidiaries. SHI, our logo and our other registered or common law trademarks, trade names or service marks, to the extent any such marks have been registered, appearing in this prospectus supplement and the accompanying base prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying base prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement and the accompanying base prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Incorporation of Documents by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement titled “Risk Factors” and under similar sections of the accompanying base prospectus and other periodic reports incorporated herein and therein by reference.

Unless the context requires otherwise in this prospectus supplement, the terms “SHI”, the “Company”, “we”, “us”, or “our” refer to Soluna Holdings, Inc. together with its consolidated subsidiaries, and “SCI” refers to Soluna Computing, Inc., formerly known as EcoChain, Inc.

The Company

SHI currently conducts our business through our wholly-owned subsidiary, SCI. SCI is engaged in the mining of cryptocurrency through data centers that can be powered by renewable energy sources. Recently, SCI has built, and intends to continue to develop and build, modular data centers that are currently used for cryptocurrency mining and that in the future can be used for computing intensive, batchable applications, such as artificial intelligence and machine learning, with the goal of providing a cost-effective alternative to battery storage or transmission lines. Headquartered in Albany, New York, the Company uses technology and intentional design to solve complex, real-world challenges.

SCI was incorporated in Delaware on January 8, 2020 as EcoChain, Inc., which operates a cryptocurrency mining facility that integrates with the cryptocurrency blockchain network. Through the October 2021 acquisition by EcoChain, Inc. of an entity at the time named Soluna Computing, Inc., SCI also has a pipeline of certain cryptocurrency mining projects previously owned by Harmattan Energy, Ltd. (“HEL”) (formerly known as Soluna Technologies, Ltd.), a Canadian corporation incorporated under the laws of the Province of British Colombia that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications. Following such acquisition, on November 15, 2021, SCI completed its conversion and redomicile to Nevada and changed its name from “EcoChain, Inc.” to “Soluna Computing, Inc.”. The following day, the acquired entity, Soluna Computing, Inc., changed its name to “Soluna Callisto Holdings Inc.” (“Soluna Callisto”). We earn revenue from this business as the mined cryptocurrencies are converted into U.S. dollars. SCI has also began mining operations in fiscal year 2021 in Murray, Kentucky and Calvert City, Kentucky. The mining facility in Calvert City currently performs hosting services and prop mining in which 10 megawatts is used for hosting services and 10 megawatts is used for prop mining. The mining facility in Murray, Kentucky operates fully on prop mining with a capacity of 25 megawatts. On September 17, 2022, SCI sold specified assets consisting mainly of mining equipment and other general equipment items to a buyer at their Wenatchee, Washington location. In addition, SCI entered into a management and hosting services agreement with the buyer to host several mining equipment now owned by the buyer. We have a development site in Texas (“Project Dorothy”) for a potential of up to 100 megawatts to be built at a wind farm with initial energization of 50 megawatts anticipated to begin in the fourth quarter of 2022, subject to ERCOT approval and with ramp up likely to continue into fiscal year 2023.

Concurrent Private Placement of Common Stock

In a concurrent private placement, we intend to sell up to an aggregate of          shares of common stock directly to Spring Lane in a private placement at the same price per share as the public offering price per share set forth above, for aggregate gross proceeds to us of approximately $          . The closing of this offering is not contingent upon closing of the concurrent private placement. The shares of common stock being offered in the concurrent private placement are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

S-1

Issuance of Convertible Promissory Note and Automatic Conversion

On October 7, 2022, we issued to Spring Lane a convertible promissory note (as subsequently amended, the “Note”) in the principal amount of $850,000, which bears interest thereon accruing at a rate of 10% per annum.

The principal amount and all unpaid accrued interest on the Note are to become due and payable on September 30, 2024. The Note may not be prepaid without the prior written consent of Spring Lane, except upon written notice to Spring Lane upon change of control, pursuant to the Note.

This offering will be deemed a “Qualified Financing” pursuant to the Note, upon consummation of which the outstanding principal amount of the Note and any unpaid accrued interest are to automatically convert into the securities sold in the Qualified Financing at a conversion price equal to the price paid per share for securities by the investors in the Qualified Financing, except to the extent that such conversion would result in Spring Lane beneficially owning greater than 19.9% of the Company. In accordance with the Note, upon closing of this offering, the Note will automatically convert into an aggregate of           shares of common stock.

October 2021 Convertible Secured Notes

On October 20, 2021, we entered into a securities purchase agreement (as amended and supplemented by the addendums, the “October 2021 Purchase Agreement”) with certain accredited investors (the “Noteholders”), and issued, upon closing of the offering on October 25, 2021, convertible secured notes (the “October Secured Notes”) in the aggregate principal amount of $16,304,348 for an aggregate purchase price of $15 million to the Noteholders. The October 2021 Purchase Agreement, contains, among others, a “most favored nation” provision (the “MFN Provision”) which provides that as long as any Noteholder holds any of the October Secured Notes with a principal amount in excess of $1,500,000, in the event that we issue or sell any common stock or common stock equivalents, if the Noteholder holding outstanding securities issued pursuant to the October 2021 Purchase Agreement reasonably believes that any of the terms and conditions of such issuance or sales are more favorable than the terms and conditions granted to the Noteholder pursuant to the October 2021 Purchase Agreement, upon notice to us within five trading days after disclosure of such issuance or sale, we will amend the terms of the October 2021 Purchaser Agreement as to such Noteholder, only so as to give such Noteholder the benefit of such more favorable terms or conditions. Pursuant to the MFN Provision, we may be required to issue to the Noteholders additional shares of common stock or other securities convertible into shares of common stock upon conversion of the October Secured Notes.

On July 19, 2022, we entered into an addendum (the “Addendum”), pursuant to which a portion of the October Secured Notes would be converted and may be redeemed in three tranches, with each tranche of $1,100,000 required to be converted into common stock in each case at the then in effect conversion price, with such price, prior to each conversion, to be reduced (but not increased) to a 20% discount to the 5-day volume weighted average price (“VWAP”) of our common stock. In addition, the Noteholders may require us to redeem up to $2,200,000 worth of October Secured Notes in connection with each tranche at a rate of $1.20 for every $1.00 owed, less the amount of October Secured Notes converted during such tranche, not including the required conversion amount if the Noteholders are unable to convert out of such amount of the October Secured Notes in each tranche. We are required to deposit up to $1,950,000 in an escrow account in connection with each tranche to satisfy any redemptions, except with respect to the first tranche as provided in the Addendum Amendment (as defined below). The Addendum also provides the right for us to pause the commencement of the conversion of the second and third tranches each for 45 days in the event we pursue an equity financing.

On September 13, 2022, we and the Noteholders entered into an agreement further amending the Addendum (the “Addendum Amendment”), which among others, extended the maturity date of the October Secured Notes by six months to April 25, 2023, and increased the principal amount of the October Secured Notes by an aggregate of $520,241 for a total outstanding principal amount of $13,006,022.

Pursuant to the Addendum, between July 21, 2022 to August 3, 2022, the October Secured Notes with an aggregate principal amount of $1,100,000 converted into 293,350 shares of common stock, at the conversion price of $3.75. In connection with this offering, we have paused the second and the third tranches pursuant to the Addendum. As of October 20, 2022, October Secured Notes with an aggregate principal amount of $13,006,022 are outstanding. The October Secured Notes that are not converted or redeemed pursuant to the Addendum will a conversion price of $9.18, subject to adjustments set forth in the October Secured Notes and the October 2021 Purchase Agreement, including the MFN Provision.

Corporate Information

Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, was incorporated in Nevada on March 24, 2021, and is the successor to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger which became effective on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.” Our principal executive offices are located at 325 Washington Avenue Extension, Albany, NY 12205 and our website is http://www.solunacomputing.com. Our telephone number is 518-218-6051. Information contained on our website does not constitute part of and is not incorporated into this prospectus supplement, the accompanying base prospectus or the Registration Statement.

S-2

ABOUT THIS OFFERING

Common Stock offered by us	shares of common stock.

Option to purchase additional shares	We have granted the underwriter an option to purchase from us at any time and from time to time up to additional shares of our common stock at the public offering price of $ , less underwriting discounts and commissions, within 45 days from the date of this prospectus supplement.

Common stock outstanding after this offering, the concurrent private placement, and the automatic conversion of the Note upon closing of this offering (1)	shares (or shares if the underwriter exercises in full its over-allotment option to purchase additional shares of common stock).

Concurrent Private Placement

Concurrently with this offering, we intend to sell up to an aggregate of shares of common stock directly to Spring Lane in a private placement at the same price per share as the public offering price per share, for aggregate gross proceeds to us of approximately $ . The closing of this offering is not contingent upon closing of the concurrent private placement. The shares of common stock being offered in the concurrent private placement are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of proceeds

We estimate that we will receive net proceeds of approximately $         from this offering, assuming no exercise of the underwriter’s over-allotment option, and approximately $ , assuming full exercise of the over-allotment option, after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

The gross proceeds to us in this offering and the concurrent private placement, in the aggregate, will be $ .

We intend to use the net proceeds of this the offering and the concurrent private placement for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e., land and buildings) and business, including but not limited to the Project Dorothy facility, and for working capital and general corporate purposes, which include, but are not limited to, operating expenses. See “Use of Proceeds” on page S-17 for more information.

Risk factors	Investing in our common stock involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page S-5, page 4 of the accompanying base prospectus, and the risks discussed in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as they may be amended, updated or modified periodically in our reports filed with the SEC and other information herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

S-3

Nasdaq symbol	Our common stock and Series A Preferred Stock are listed on Nasdaq under the symbols “SLNH” and “SLNHP”, respectively.

(1) Except as otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering is based on 15,395,068 shares of our common stock outstanding as of October 11, 2022, and excludes:

●	3,061,245 shares of Series A Preferred Stock issued and outstanding;
●	62,500 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) issued and outstanding;
●	shares of common stock issuable upon conversion of the outstanding October Secured Notes, pursuant to the conversion terms described under “Prospectus Supplement Summary—Convertible Secured Notes”;
●	812,325 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $6.46 per share;
●	7,582,788 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $7.03 per share;
●	832,598 shares of common stock issuable upon the vesting of restricted stock units; and
●	452,916 shares of common stock reserved for future issuance under the 2021 Equity Incentive Plan (the “2021 Plan”).

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise, conversion, or settlement of the outstanding preferred stock, notes, options, restricted stock units or warrants described above, other than the automatic conversion of the Note upon closing of this offering, (ii) no exercise of the Representative’s Warrants to be issued to the underwriter or its designees in connection with this offering and (iii) no exercise of the underwriter’s option to purchase additional shares of common stock from us. In addition, all information in this prospectus supplement excludes (a) additional shares of common stock or other securities convertible into shares of common stock that may be issued to the Noteholders pursuant to the MFN Provision, and (b) the shares of common stock equal to 10% of the capital raised from this offering, the Note and the concurrent private placement to be issued to the holder of the Series B Preferred Stock pursuant to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) with respect to certain consent requirements, upon closing of this offering and the concurrent private placement.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and in the accompanying base prospectus, described under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying base prospectus (including the documents incorporated by reference herein and therein). The risks described in these documents are not the only ones we face, but are those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our inability or failure to access power sources to provide adequate energy to our facilities and operations would materially impact our operations.

Our cryptocurrency mining operations require significant amounts of energy, and the lack of a power supply agreement and inability to access power sources could result in our inability to obtain adequate power needed for our cryptocurrency mining operations. Unless and until we were able to obtain such power directly from power suppliers, such would result in a significant interruption to our business. We may also incur significant costs associated with negotiating and entering into power supply agreements to provide power to our facilities, and with setting up corresponding infrastructure to receive such power directly. Further, there can be no assurances that we would be able to enter into power supply agreements with power suppliers, or negotiate power supply agreements on favorable terms to us.

We may undertake cost-reduction initiatives to reduce our expenses and to better align our expenses with our business.

In order to reduce our expenses and better align our expenses with our business, we may take one or more measures, including but not limited to, a reduction in personnel, restructuring initiatives and a reduction in other expenditures. These expense reduction measures may yield unintended consequences and costs, such as the loss of institutional knowledge and expertise, attrition beyond our intended reduction-in-force, lowered morale among our remaining employees, and the risk that we may not achieve the anticipated benefits of such cost-saving measures, all of which may have an adverse effect on our results of operations or financial condition. We may also discover that the reductions in workforce and other cost-cutting measures may make it difficult for us to pursue new opportunities and initiatives and require us to hire qualified replacement personnel, which may require us to incur additional and unanticipated costs and expenses. There can be no assurances that any cost-saving initiatives we may take will be successful in reducing our expenses.

Risks Related to Our Indebtedness

Our obligations under the October Secured Notes are secured by substantially all of our assets, and if we default on those obligations, the holders of the October Secured Notes could foreclose on our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent at a time when the value of such assets exceeded the amount of our indebtedness and other obligations.

The Noteholders have a security interest in substantially all of our assets pursuant to the October Secured Notes. As a result, if we default under our obligations to the Noteholders, the Noteholders could foreclose on their security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations. The outstanding principal amount of the October Secured Notes as of October 19, 2022, was $13,006,022.

S-5

In the event of a default, the Noteholders would have a prior right to substantially all of our assets to the exclusion of our general creditors. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by the Noteholders, resulting in all or a portion of our assets being unavailable to satisfy the claims of any unsecured indebtedness. Only after satisfying the claims of any unsecured creditors would any amount be available for our equity holders. These events of default include, among other things, our failure to pay any amounts due under the October Secured Notes and the October 2021 Purchase Agreement, including any amendments thereto, a breach of covenants or obligations under the October Secured Notes and the October 2021 Purchase Agreement, our insolvency, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against us.

The pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under October Secured Notes, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.

In addition, following an event of default under the October Secured Notes, the Noteholders will have the right to declare all outstanding borrowings under the October Secured Notes, together with accrued interest and other amounts payable thereunder, to be immediately due and payable in cash. If the debt under the October Secured Notes was to be accelerated, we cannot assure you that our assets would be sufficient to repay in full our debt.

Our outstanding debt obligations may adversely affect our cash flow and our ability to operate our business.

As of October 11, 2022, we had the principal balance remaining of approximately $13.0 million on the October Secured Notes, approximately $9.9 million under the Master Equipment Finance Agreement, dated as of December 30, 2021, as amended, by and between Soluna MC Borrowing 2021-1 LLC, our indirect wholly owned subsidiary, and NYDIG ABL LLC (“NYDIG”) as lender, servicer and collateral agent (the “NYDIG facility”), and $575,000 under an unsecured line of credit we entered into with KeyBank National Association on September 13, 2021 (the “KeyBank facility”), of which accrued interest is due monthly, and principal is due in full following the lender’s demand. We have agreed to repay $25,000 of principal under the KeyBank facility each week. Under the NYDIG facility, we, through Soluna MC Borrowing 2021-1 LLC, are required to make average monthly principal and interest payments of approximately $730,000 on initial drawdown in aggregate principal amount of approximately $4.6 million bearing interest at 14%, and a subsequent drawdown of $9.6 million. Although we are currently in discussions with NYDIG to potentially modify the repayment schedule under the NYDIG Facility, and for the month of September 2022, made interest-only payments which has delayed our future monthly principal and interest payments by one month each, there is no assurance that we will be able to modify the repayment schedule under the NYDIG Facility. Pursuant to the terms of October Secured Notes, on April 25, 2023, the maturity date of the October Secured Notes, to the extent the October Secured Notes are not converted, the October Secured Notes are payable in full. Additionally, pursuant to the Addendum and the Addendum Amendment, we are required to hold certain funds in escrow for conversion or redemption of the October Secured Notes in tranches. We may be unable to repay the outstanding debt obligations. Such failure to repay the outstanding debt obligations could have a material adverse effect on our financial condition.

The terms of our October Secured, the NYDIG facility and the KeyBank facility could have negative consequences to us, including but not limited to limiting our to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all, limiting the amount of cash we have to operate our business, reducing the number of authorized and unissued shares of our common stock available for issuance, including in subsequent equity financings, in the event the Noteholders elect to convert the October Secured Notes into common stock, and increasing our vulnerability to economic downturns and adverse developments in our industry or the economy in general.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that we will continue to have sufficient capital to allow us to pay the principal and interest on our debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable to refinance all or part of our existing debt, sell assets, borrow money or raise equity on terms acceptable to us, if at all, and the lender could foreclose on its security interests and liquidate some or all of our assets.

S-6

Risks Related to Our Financial Position, Capital Requirements and Financings

There is substantial doubt about our ability to continue as a going concern.

As shown in the accompanying financial statements as of June 30, 2022, we did not generate sufficient revenue to generate net income, and have negative working capital as of June 30, 2022. In addition, we have seen a decline in the price of Bitcoin due its volatility, which could have material and negative impact to our operations. These factors, among others including, but not limited to the changes in inflation, interest rates and overall economic conditions, may indicate that there is substantial doubt about our ability to continue as a going concern within one year after issuance of the financial statements for the three months ended June 30, 2022, or August 15, 2022. If we are unable to meet our financial obligations, we could be forced to restructure or refinance, seek additional equity capital or sell our assets. We might then be unable to obtain such financing or capital or sell our assets on satisfactory terms. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to delay or scale down some or all of our development activities or perhaps even cease the operation of our business.

Our outstanding notes, the terms of our preferred stock and certain of our warrants contain provisions that could limit our financing options and liquidity position or make it difficult to consummate public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, which would limit our ability to grow our business.

Certain provisions in our outstanding notes, the certificates of designation for our Series A Preferred Stock and Series B Preferred Stock and certain of our warrants impose operating and financial restrictions on us. These restrictions prohibit, make difficult, or limit our ability to, among other things:

● pay cash dividends to our stockholders, subject to various conditions;

● redeem or repurchase or otherwise acquire our common stock or other equity;

● sell, lease, license, lend or otherwise convey an interest in a material portion of our assets;

● sell or otherwise issue shares of our common stock or other capital stock, including in equity offerings, subject to certain limited exceptions.

Pursuant to the October 2021 Purchase Agreement pursuant to which we issued the October Secured Notes, until the obligations are paid in full, the only financings we may pursue are certain equity financings, subject to pricing limitations and conditions. In addition, the securities purchase agreement contains a “most favored nation” provision. See “—Risks Related to Our Securities—Certain provisions in our debt instruments and Series B Certificate of Designations may require us to issue additional securities to the holders of such debt instruments and Series B Preferred Stock, which would dilute the interests of other security holders and may depress the market price of our securities.”

Moreover, the Series B Certificate of Designations and certain of our outstanding warrants contain conversion price or exercise price adjustments upon subsequent public offering of our securities, subject to certain conditions.

Additionally, failure to comply with the restrictions in our debt instruments could result in events of default, which, if not cured or waived, could result in us being required to repay the borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected by increased costs and rates.

These restrictions, as well as certain conversion price adjustments and other anti-dilution features of the Series B Preferred Stock, October Secured Notes and certain of our warrants, including but not limited to, the potential reset of conversion or exercise prices, as applicable, and “most favored nation” provisions, may limit our ability to obtain additional financing on favorable terms to us, or at all, or make it difficult to consummate public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, which would limit our ability to grow our business or take advantage of certain business opportunities, all of which could have an adverse impact on our business and results of operations.

S-7

We will require additional capital to fund our operations. Failure to obtain this necessary capital if needed may force us to delay, limit, or terminate our business plans or our operations.

We are considering further increasing the processing power of our cryptocurrency mining operations as we seek to leverage our experience and expertise in this area of operations. To do so, however, we will need to raise additional capital by debt and/or equity financing, which may not be available to us on acceptable terms or at all. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. Failure to generate adequate cash from our operations or find sources of funding would require us to scale back or curtail our operations or expansion efforts, including limiting our ability to expand the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation, and would have an adverse impact on our business and financial condition.

Raising additional capital through equity or convertible debt securities may cause dilution to your ownership interest in our securities.

We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable into our common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that we raise additional capital through the issuance and sale of equity or convertible debt securities, your ownership interest in our securities may be diluted. The exercise or conversion of such securities into shares of common stock, or further shares issued, may result in further dilution to your ownership interest. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable into our common stock in future transactions may be higher or lower than the price per share in this offering.

The terms of any financing arrangements we enter into may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities by us, or the possibility of such issuance, may cause the market price of our shares to decline.

Certain of our agreements with investors and our outstanding warrants contain provisions that impose limitations on our ability to participate in certain variable rate transactions, including at-the-market transactions, which may limit our opportunities to obtain financing in sufficient amounts or on acceptable terms. The sale of additional equity or convertible debt securities would dilute all of our stockholders, and if such sales occur at a deemed issuance price that is lower than the current exercise price of certain of our outstanding warrants, the exercise price for those warrants would adjust downward to the deemed issuance price pursuant to price adjustment protection contained within those warrants.

The incurrence of indebtedness through credit facilities would result in increased fixed payment obligations and, potentially, the imposition of restrictive covenants. Those covenants may include limitations on our ability to incur additional debt, making capital expenditures or declaring dividends, and may impose limitations on our ability to acquire, sell, or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business.

If we raise additional funds through collaborations, strategic alliances, or licensing arrangements or other marketing or distribution arrangements with third parties, we may have to relinquish valuable rights to our technologies or future revenue streams on terms that may not be favorable to us. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts, or grant others rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

S-8

Risks Related to Our Preferred Stock

We may not have sufficient cash from our operations to enable us to pay dividends on the Series A Preferred Stock.

Although dividends on the Series A Preferred Stock are cumulative, our board of directors must approve the actual payment of the dividends. We will pay monthly dividends on the Series A Preferred Stock from funds legally available for such purpose when, as and if declared by the board of directors or any authorized committee thereof. The board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. The board of directors could do so for any reason. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

●	the level of our revenues and our results of operations;
●	prevailing global and regional economic and political conditions;
●	the effect of domestic and foreign governmental regulations on the conduct of our business;
●	our ability to service and refinance our current and future indebtedness;
●	our ability to raise additional funds through future offerings of securities to satisfy our capital needs; and
●	our ability to draw on our existing credit facilities and the ability of our lenders to perform their obligations under their agreements with us.

In addition, if payment of dividends on the Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, including the requirement under the Nevada Revised Statutes (“NRS”) that dividends be paid out of surplus or net profits, we will not declare or pay a dividend for such dividend period. Our ability to pay dividends on the Series A Preferred Stock may also be restricted or prohibited by the terms of any senior equity securities or indebtedness. The instruments governing the terms or future financings or refinancing of any borrowings may contain covenants that restrict our ability to pay dividends on the Series A Preferred Stock. The Series A Preferred Stock places no restrictions on our ability to incur indebtedness with such restrictive covenants. In the event that the payment of a dividend on the Series A Preferred Stock would cause us to fail to comply with any applicable law or would be restricted or prohibited by the terms of any senior equity securities or indebtedness, holders of the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

So long as any shares of Series A Preferred Stock remain outstanding, unless we have also either paid or declared and set part in full the payment for cumulative dividends on our Series A Preferred Stock for all past completed dividend periods, we may not declare or set apart for payment any dividends or make any distribution of cash or other property on our common stock or other capital stock ranking junior or on parity with the Series A Preferred Stock, including our Series B Preferred Stock. We may not have sufficient cash available to pay dividends on the Series A Preferred Stock or Series B Preferred Stock when such dividends become payable which will in turn prohibit us from declaring or paying any cash dividend or other distribution to holders of shares of our Series B Preferred Stock.

The amount of cash that we will have available for dividends on the Series A Preferred Stock will not depend solely on our profitability.

The actual amount of cash that we will have available for dividends on the Series A Preferred Stock also depends on many factors, including, among others:

●	changes in our operating cash flow, capital expenditure requirements, working capital requirements and other cash needs;
●	restrictions under our existing or future credit, capital lease and operating lease facilities or any future debt securities; and
●	the amount of any reserves established by our board.

S-9

The amount of cash that we generate from our operations may differ materially from our net income or loss for the period, which is affected by non-cash items, and the board in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income.

Our ability to meet our obligations under the Series A Preferred Stock depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series A Preferred Stock, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock and Series B Preferred Stock.

As of October 11, 2022, we had total indebtedness of approximately $23.5 million. We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.

While there are no restrictions under our current indebtedness on our ability to pay dividends to the holders of our preferred stock, our future indebtedness may restrict payments of dividends on the Series A Preferred Stock or Series B Preferred Stock.

The Series A Preferred Stock and Series B Preferred Stock represent perpetual equity interests.

The Series A Preferred Stock and Series B Preferred Stock represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of such shares of our preferred stock may be required to bear the financial risks of an investment in the shares of preferred stock for an indefinite period of time.

Additionally, if the Series A Preferred Stock is delisted from Nasdaq, the ability to transfer or sell shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

Dividends or other payments with respect to the Series A Preferred Stock and Series B Preferred Stock may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.

In the event of certain changes to current tax law that require tax to be withheld from dividends or other payments on the Series A Preferred Stock and Series B Preferred Stock, we are not required to make gross up payments in respect of such taxes. This would result in holders of Series A Preferred Stock and Series B Preferred Stock receiving less than expected and could materially adversely affect the return on such holders’ investment.

S-10

Risks Related to Our Securities

Provisions of our corporate charter documents, bylaws and certain of our debt instruments may make an acquisition of us or a change in our management more difficult.

Provisions in our articles of incorporation, as amended (the “Articles of Incorporation”) and our bylaws (the “Bylaws”) may discourage, delay or prevent a merger, acquisition or other change in control of us that our stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include that:

●	allow the authorized number of directors to be changed by of our board of directors;
●	alter our bylaws without obtaining stockholder approval;
●	authorize the board of directors to amend the Bylaws;
●	limit who may call stockholder meetings; and
●	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our Articles of Incorporation.

In addition, under the October Secured Notes, a consolidation, merger or transfer of all or substantially all of our assets or to effect a change in control of our ownership could constitute events of default, absent a waiver from the Noteholders. If such defaults were to occur absent a waiver, the holders of the October Secured Notes may elect to declare the outstanding principal amount due under the October Secured Notes, together with liquidated damages and other amounts payable thereunder, to become immediately due and payable in cash. Under the Certificate of Designations, Preferences and Rights of our Series A Preferred Stock, filed with the Secretary of State of the State of Nevada on August 18, 2021, as amended (the “Series A Certificate of Designations”), upon a change of control, holders of our Series A Preferred Stock may also elect to convert all or some of their shares into shares of common stock.

Further, the concentration of ownership of our outstanding voting stock held by our directors and officers may delay, defer or prevent a change in control. As of October 11, 2022, our directors and executive officers held the current right to vote approximately 29.1% of the Company’s outstanding voting stock, and of this total, 24.4% was owned or controlled by Brookstone XXIV, for which Michael Toporek, our Chief Executive Officer, also serves as Managing General Partner. Our directors and executive officers also have the right to acquire additional shares of our common stock by exercising their equity awards under our equity compensation plans, which could increase their voting percentage significantly. As a result, Mr. Toporek acting alone, and/or many of our officers and directors acting together may have the ability to exert significant control over our decisions and control our management and affairs, including delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us; or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Additionally, we have a classified board of directors, which means that at least two stockholder meetings, instead of one, will be required to effect a change in the majority control of our board of directors. This applies to every election of directors, not just an election occurring after a change in control. The classification of our board increases the amount of time it takes to change majority control of our board of directors and may cause potential acquirers to lose interest in a potential purchase of us, regardless of whether our purchase would be beneficial to us or our stockholders. The additional time and cost to change a majority of the members of our board of directors makes it more difficult and may discourage our existing stockholders from seeking to change our existing management in order to change the strategic direction or our operational performance. As a result of these provisions in our corporate charter documents, bylaws and certain of our debt instruments, the price investors may be willing to pay in the future for shares of our common stock may be limited.

Certain provisions in our debt instruments and Series B Certificate of Designations may require us to issue additional securities to the holders of such debt instruments and Series B Preferred Stock, which would dilute the interests of other security holders and may depress the market price of our securities.

Pursuant to the October 2021 Purchase Agreement and the MFN Provision thereunder, as long as any Noteholder holds any of the October Secured Notes with a principal amount in excess of $1,500,000, in the event that we issue or sell any common stock or common stock equivalents, if the Noteholder holding outstanding securities issued pursuant to the October 2021 Purchase Agreement reasonably believes that any of the terms and conditions of this offering are more favorable than the terms and conditions granted to the Noteholder pursuant to the October 2021 Purchase Agreement, upon notice to us within five trading days after disclosure of such sale or issuance, we will amend the terms of the October 2021 Purchaser Agreement as to such Noteholder, only so as to give such Noteholder the benefit of such more favorable terms or conditions. In the event the Noteholder provides such notice and the terms of the October 2021 Purchase Agreement are amended as to such Noteholder as a result of this offering, we may need to issue additional securities to such Noteholders, which could result in further dilution to the investors in this offering.

S-11

To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible exchangeable, or exercisable for shares of our common stock at prices and other terms that may be more favorable than the terms offered to the holders of the October Secured Notes. This may result in additional dilution to our stockholders and could afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value. The existence of the MFN Provision may also make it more difficult for us to consummate future offerings of our securities at a time and a price that we deem appropriate and may trigger our obligation to obtain stockholder approval in connection with our future offerings under certain Nasdaq Listing Rules and related guidance.

Additionally, the Series B Certificate of Designations contains an anti-dilution provision which, at any time after the October Secured Notes have been fully redeemed, defeased or converted, subject to limited exceptions, would reduce the conversion price of the Series B Preferred Stock (and increase the number of shares common stock issuable upon such conversion) to 90% of the VWAP as reported on Nasdaq for the five consecutive trading days after the effective date of the registration statement registering the resale of the shares of common stock issuable upon the conversion of the shares of Series B Preferred Stock has been declared effective, and in the event we undertake a public offering of our common stock or common stock equivalents, upon the completion of the public offering, the conversion price shall be equal to 90% of the average VWAP reported on Nasdaq for the five consecutive trading days after the completion date of public offering. The shares of Series B Preferred Stock are initially convertible to 1,155,268 at a conversion price of $5.41 per share and the conversion price shall in no event be lower than $1.08 per share.

The shares of Series B Preferred Stock will not be convertible into shares of our common stock until the October Secured Notes have been either redeemed in full, defeased or converted. In the event that the average price of our common stock is below the conversion price of the Series B Preferred Stock at the time such shares may be converted, the number of shares of common stock issuable upon such conversion would increase, which would dilute the percentage ownership interest of all stockholders, increase the number of our publicly traded shares and may dilute the book value per share of our common stock, which could depress the market price of our securities regardless of our business performance.

Our Series A Preferred Stock and Series B Preferred Stock have liquidation preferences that are senior to our common stock.

The payment due upon liquidation on the Series A Preferred Stock is fixed at the liquidation preference of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date of liquidation, whether or not declared. In addition, our Series B Preferred Stock ranks pari passu with our Series A Preferred Stock and upon any liquidation, dissolution or winding-up is entitled to the greater of the aggregate stated value of the Series B Preferred Stock or the amount the holder of the Series B Preferred Stock would be entitled to receive if the Series B Preferred Stock were fully converted to common stock, which amounts shall be paid on par with all shoulders of our common stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive out of our assets that are legally available for distribution, prior to and in preference to distributions to the holders of our common stock or classes and series of securities of the Company which by their terms do not rank senior to the Series A Preferred Stock and Series B Preferred Stock, and either in preference to or pari passu with the holders of any other series of preferred stock that may be issued in the future that is expressly made senior or pari passu, as the case may be. After the payment of the liquidation preference to the holders of our Series A Preferred Stock and payment of the greater of the aggregate stated value of the Series B Preferred Stock or the amount the holder of the Series B Preferred Stock would be entitled to receive if such shares were converted into shares of common stock, holders of our common stock are entitled to receive our remaining assets in proportion to the respective number of shares held after payment of and reservation for our liabilities. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our business and you could lose some or all of your investment. The existence of the liquidation preferences may reduce the value of our common stock, make it harder for us to sell shares of common stock in offerings in the future, or prevent or delay a change of control.

S-12

There may be future sales of Series A Preferred Stock, Series B Preferred Stock or securities convertible into common stock, which may adversely affect the market price of our common stock and Series A Preferred Stock.

Subject to the terms of the October Secured Notes, the certificates of designations of our Series A and Series B Preferred Stock, our Articles of Incorporation and the NRS, we are not restricted from issuing additional shares of Series A Preferred Stock, Series B Preferred Stock or securities convertible into common stock. The market price of our common stock and Series A Preferred Stock could decline as a result of sales of Series A Preferred Stock, Series B Preferred Stock, or securities convertible into common stock made after this offering, or as a result of the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of our common stock and our Series A Preferred Stock bear the risk of our future offerings or sales, or the perception that such offerings or sales may occur, of our Series A Preferred Stock, Series B Preferred Stock or securities convertible into common stock reducing the market price of our common stock and Series A Preferred Stock and diluting their holdings. Future sales of our Series A Preferred Stock, Series B Preferred Stock, or securities convertible into common stock could additionally result in further dilution to your shares of common stock or Series A Preferred Stock in the event such shares of preferred stock are converted into shares of common stock.

We may incur additional indebtedness and obligations to pay dividends on our preferred stock, some of which may be senior to the rights of our common stock.

We may, subject to certain limitations, incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of our common stock. Subject to certain limitations, the certificates of designations of our Series A Preferred Stock and Series B Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of our common stock. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of our common stock. If we issue any additional preferred stock that ranks senior or pari passu with the Series A Preferred Stock and Series B Preferred Stock, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series A Preferred Stock and Series B Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of our common stock.

Risks Related to the This Offering

You may experience immediate and substantial dilution.

The public offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case you may incur an immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. After giving effect to the sale by us of (i)          shares of our common stock at the public offering price of $          per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, (ii) the concurrent private placement of            shares of common stock at the offering price of $          per share, and (iii) conversion of the Note at a conversion price equal to the public offering price per share, you will experience immediate dilution of $          per share, representing the difference between the public offering price per share and our pro forma as adjusted net tangible book value per share as of June 30, 2022 after giving effect to the pro forma adjustments and this offering. The exercise of warrants, conversion of convertible securities, including the October Secured Notes, the exercise of outstanding stock options, vesting of other stock awards and the issuance of shares of common stock equal to 10% of the capital raised from this offering, the Note and the concurrent private placement to the holder of the Series B Certificate of Designations with respect to certain consent requirements, upon closing of this offering and the concurrent private placement, may result in further dilution of your investment. See the section titled “Dilution” on page S-19 in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

S-13

The market price of our securities are likely be volatile, which may cause investment losses for our shareholders.

The market price of our securities has been and is likely to continue to be volatile, and investors in our securities may experience a decrease, which could be substantial, in the value of their securities or the loss of their entire investment in us for a number of reasons, including reasons unrelated to our operating performance or prospects. The market price of our securities could be subject to wide fluctuations in response to a broad and diverse range of factors, including those described elsewhere in this “Risk Factors” section as well as the following:

●	announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;
●	our issuance of securities or debt, particularly if in connection with acquisition activities;
●	the sale of a significant number of shares of our common stock by shareholders;
●	recent changes in financial condition or results of operations, such as in earnings, revenues or other measure of company value;
●	volatility resulting from the economic turmoil caused by, but not limited to, the ongoing COVID-19 pandemic, the continuing armed conflict between Russia and Ukraine crisis and rising global inflation;
●	the success of existing or new competitive products or technologies;
●	announcements of technological innovations or new product introductions by us or our competitors.
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
●	regulatory or legal developments in the United States and other countries;
●	developments or disputes concerning patent applications, issued patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	actual or anticipated changes in estimates as to financial results or development timelines;
●	announcement or expectation of additional financing efforts;
●	sales of our common stock by us, our insiders or other stockholders;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	changes in estimates or recommendations by securities analysts, if any, that cover us; and
●	general economic, industry and market conditions.

Further, broad market and industry factors may have a material adverse effect on the market price of our securities regardless of our actual operating performance.

In addition, stock markets have experienced in the past and may in the future experience a high level of price and volume volatility, and the market prices of equity securities of many companies have experienced in the past and may in the future experience wide price fluctuations not necessarily related to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of our securities.

Finally, our relatively small public float and daily trading volume have in the past caused, and may in the future result in, significant volatility in the price of our securities. On October 11, 2022, we had approximately 10,736,844 shares of our common stock outstanding held by non-affiliates and 3,055,190 shares of our Series A Preferred Stock held by non-affiliates. Our daily trading volume as of October 11, 2022 averaged approximately 97,147 shares of common stock and 18,510 shares of Series A Preferred Stock.

As a result of this volatility, you may not be able to sell your common stock at or above the public offering price and you may lose some or all of your investment.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree or which may not yield a significant result.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds of this offering as described in the section entitled “Use of Proceeds” on page S-17. However, our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing debt instruments or bank deposits. These investments may not yield a favorable return, or any return, to us or our stockholders.

S-14

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

We expect to require additional capital in the future in order to finance our operations. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives and we may be forced to forego certain strategic opportunities. Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. Conversion price adjustments and other anti-dilution features of the Series B Preferred Stock, October Secured Notes and certain of our warrants, including but not limited to, the potential reset of conversion or exercise prices, as applicable, and “most favored nation” provisions, may trigger obligations for us to issue additional securities that may result in further dilution to your shares of common stock. See “—Risks Related to Our Securities—Certain provisions in our debt instruments and Series B Certificate of Designations may require us to issue additional securities to the holders of such debt instruments and securities, which would dilute the interests of other security holders and may depress the market price of our securities.” on page S-11.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.

We have not paid cash dividends on our common stock, and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In addition, the October Secured Notes prohibit us from declaring or paying any dividend or other distribution to holders of shares of common stock. Further, we are currently restricted in our ability to pay dividends on common stock pursuant to the terms of the Series A Certificate of Designations, unless we have paid or declared full cumulative dividends on the Series A Preferred Stock for all past completed dividend periods. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment. See “Dividend Policy” on page S-18.

S-15

The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering, or the perception that such sales could occur, or the reset of any exercise or conversion prices in our outstanding warrants and convertible notes and subsequent exercise or conversion of such securities for shares of our common stock, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. See “—Risks Related to Our Securities— We will require additional capital to fund our operations. Failure to obtain this necessary capital if needed may force us to delay, limit, or terminate our business plans or our operations” on page S-8.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, including the sections entitled “Risk Factors,” contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates, or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. The sections in this prospectus supplement and the accompanying base prospectus entitled “Risk Factors” and the sections in our periodic reports, including the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other sections in this prospectus supplement, the accompanying base prospectus and the documents or reports incorporated by reference herein and therein, and any other prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, discuss some of the factors that could contribute to these differences.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement and the accompanying base prospectus and incorporated by reference into herein and therein, and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, all of which are accessible on the SEC’s website at www.sec.gov.

S-16

USE OF PROCEEDS

Assuming no exercise of the underwriter’s over-allotment option, and the sale of all securities sold in this offering and the concurrent private placement, we estimate that the net proceeds from this offering and the concurrent private placement will be approximately $            , after deducting estimated underwriting discounts and commissions and estimated offering fees and expenses of $             payable by us. Assuming the same, if the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds from this offering and the concurrent private placement will be approximately $           . However, we can offer no assurance that the concurrent private placement will close, and if it does not close, based on the same assumptions above, we estimate that the net proceeds from this offering will be approximately $           , after deducting estimated underwriting discounts and commissions and estimated offering fees and expenses payable by us.

We intend to use the net proceeds of this offering and the concurrent private placement for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, including but not limited to the Project Dorothy facility, and for working capital and general corporate purposes, which include, but are not limited to, operating expenses.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from the offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

S-17

DIVIDEND POLICY

We do not expect to pay or declare any cash dividends on our common stock for the foreseeable future. We expect to retain our future earnings, if any, for use in the operation of our business, including the repayment of our outstanding indebtedness. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Additionally, the October Secured Notes prohibit us from declaring or paying any dividend or other distribution to holders of shares of common stock. Further, we are currently restricted in our ability to pay dividends on common stock pursuant to the terms of the Series A Certificate of Designations unless we have paid or declared full cumulative dividends on the Series A Preferred Stock for all past completed dividend periods.

Our ability to pay future dividends will depend upon, among other factors, our cash balances and potential future capital requirements, debt service requirements, earnings, financial condition, the general economic and regulatory climate and other factors beyond our control that our board of directors may deem relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

S-18

Dilution

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2022, was approximately $65.4 million, or $4.64 per share of our common stock, based upon 14,104,145 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2022. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to: (i) the conversion of an aggregate of $1,100,000 of the October Secured Notes into 293,350 shares of common stock subsequent to June 30, 2022, pursuant to the Addendum, (ii) the exchange of Class C warrants for 296,013 shares of common stock in July 2022, (iii) the issuance of the Series B Preferred Stock and accompanying warrants for the aggregate purchase price of $5,000,000 in July 2022, (iv) the increase in the aggregate principal amount of the October Secured Notes in September 2022 pursuant to the Addendum Amendment, (v) the exchange of Class B warrants for 430,564 shares of common stock in September 2022, and (vi) the issuance of the Note to Spring Lane in the principal amount of $850,000 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value as of June 30, 2022 would have been approximately$71.8 million, or approximately $5.10 per share of our common stock.

After giving further effect to (i) the sale of shares of our common stock in this offering at a public offering price of $ per share, and after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by us in this offering, (ii) the concurrent private placement, and (iii) the issuance of an aggregate of shares of common stock pursuant to the automatic conversion of the Note, our pro forma as adjusted net tangible book value as of June 30, 2022, would have been approximately $ million, or $ per share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and immediate dilution of $ per share to new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Historical net tangible book value per share as of June 30, 2022		$4.64
Increase in net tangible book value per share attributable to the Pro Forma Adjustments:		$0.46
Pro forma net tangible book value per share as of June 30, 2022		$5.10
Increase in pro forma net tangible book value per share attributable to this offering, the concurrent private placement and the automatic conversion of the Note	$
Pro forma as adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering, the concurrent private placement and the automatic conversion of the Note			$
Dilution in net tangible book value per share to new investors			$

If the underwriter exercises in full its option to purchase up to an additional shares of our common stock, the pro forma as adjusted net tangible book value per share after this offering would be $          per share, representing an increase in pro forma net tangible book value of $            per share to our existing stockholders and immediate dilution in net tangible book value of $            per share to new investors purchasing securities in this offering.

The foregoing discussion and the table does not give effect to the potential issuance of additional securities to the Noteholders pursuant to the MFN Provision or issuance of the shares of common stock equal to 10% of the capital raised from this offering, the Note and the concurrent private placement to the holder of the Series B Certificate of Designations with respect to certain consent requirements, upon closing of this offering and the concurrent private placement, which could result in further dilution to the investors in this offering.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 14,104,145 shares of common stock issued and outstanding as of June 30, 2022, and excludes, as of that date, the following:

●	3,061,245 shares of Series A Preferred Stock issued and outstanding;
●	1,479,908 shares of common stock issuable upon conversion of the October Secured Notes, pursuant to the conversion terms described under “Prospectus Supplement Summary—Convertible Secured Notes”;
●	898,600 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $5.92 per share;
●	2,033,266 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $10.44 per share, excluding warrants exchanged into common stock after June 30, 2022, described as Pro Forma Adjustments above;
●	773,554 shares of common stock issuable upon the vesting of restricted stock units; and
●	513,324 shares of common stock reserved for future issuance under the 2021 Plan.

S-19

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the Registration Statement of which this prospectus supplement forms a part, and which are incorporated by reference herein.

We are offering           shares of our common stock.

General

Our Articles of Incorporation authorizes us to issue up to 85,000,000 shares of stock, consisting of 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 6,040,000 shares were classified as shares of Series A Preferred Stock and 187,500 shares were classified as Series B Preferred Stock as of October 11, 2022. As of October 11, 2022, we had 15,214,617shares of common stock issued and outstanding, 3,061,245 shares of Series A Preferred Stock issued and outstanding and 62,500 shares of Series B Preferred Stock issued and outstanding.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock – Common Stock” in the accompanying base prospectus and are incorporated herein by reference.

S-20

UNDERWRITING

Univest Securities, LLC is acting as the representative of the underwriters of this offering. We intend to enter into an underwriting agreement, dated , 2022, with the Representative in connection with this offering. Subject to the terms and conditions of the underwriting agreement, we intend to agree to sell to each underwriter named below, and each underwriter named below intends to severally agree to purchase, at the public offering price, less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Univest Securities, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

Pursuant to the underwriting agreement, we will agree to indemnify each underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that an underwriter may be required to make for these liabilities.

A copy of the form of underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC, which is incorporated by reference into the registration statement of which this prospectus supplement and accompanying base prospectus forms a part.

Pricing of the Offering

We will negotiate the offering price per share of common stock offered in this offering with the Representative. The factors to be considered in determining the offering price per share of common stock offered in this offering will include the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

Over-Allotment Option

We intend to grant an option to the Representative exercisable for forty-five (45) days after the date of the closing of this offering, to purchase up to additional shares of common stock (representing 15% of the number of the shares of common stock sold in this offering), on the same terms and conditions as the shares of common stock being offered in this offering, solely to cover over-allotments, if any. The Representative is not required to take or pay for the shares of common stock covered by the Representative’s option to purchase additional shares of common stock.

S-21

Underwriting Discounts and Expenses

The following table provides information regarding the amount of discounts to be paid to the underwriters by us, before expenses:

	Per Share	Total without exercise of over- allotment option	Total with full exercise of over- allotment option
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	We have agreed to sell the shares of common stock to the underwriters at a public offering price of $ per share of common stock, which represents the public offering price of such shares of common stock set forth on the cover page of this prospectus, less the applicable 8.0% underwriting discount.

We estimate that the total expenses payable by us for this offering, excluding the underwriting discounts, will be approximately $            , whether or not the over-allotment is exercised, in full, by the underwriters, which amount includes (i) reimbursement of the out-of-pocket accountable expenses of the Representative up to $125,000 being paid by us and (ii) other estimated Company expenses of approximately $          , which includes legal accounting printing costs and various fees associated with the registration of our securities.

As stated above, we have agreed to reimburse the Representative up to a maximum of $125,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, accountable roadshow expenses, and background checks on our principal shareholders, directors and officers; provided that any expense over $ shall require our prior written or email approval.

The Representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers at that price less a concession of up to $ per share. After the offering to the public, the public offering price and other selling terms may be changed by the Representative.

Representative’s Warrants

We have agreed to issue to the Representative, upon the closing of this offering, the Representative’s Warrants to purchase up to an aggregate of           shares of our common stock, or                shares of our common stock if the over-allotment is exercised in full (5% of the aggregate number of shares of common stock sold in this offering). The Representative’s Warrants will have an exercise price of $            per share of common stock, which is 110% of the public offering price per share of common stock in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the commencement of sales of the shares of common stock in this offering and expire on the date that is five years following the commencement of sales of the shares of common stock in this offering.

The Representative’s Warrants are deemed underwriter’s compensation by the Financial Industry Regulation Authority (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). The Representative (or permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the shares of common stock underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying shares of common stock for a period of 180 days from the date of the commencement of sales of the shares of common stock offered hereby. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the date of the commencement of sales of such shares of common stock in compliance with FINRA Rule 5110(g)(8)(C). We will bear all fees and expenses attendant to registering the shares of common stock issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares of common stock issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. The Representative’s Warrants will be exercisable for cash or on a cashless basis if no registration statement is available for resale of the shares of common stock issuable pursuant to the Representative’s Warrants.

S-22

Right of First Refusal

We have agreed to grant the Representative, for the 12-month period following the closing of this offering, a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by us (the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion. In accordance with FINRA Rule 5110(g)(6)(A)(i), such Right of First Refusal does not have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the us and the underwriters.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing or maintaining the price of our shares of common stock. Stabilizing transactions permit bids to purchase the underlying shares of common stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our shares of common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our shares of common stock in accordance with SEC Regulation M. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of such securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Listing

Our common stock is listed on Nasdaq under the symbol “SLNH”.

Electronic Offer, Sale and Distribution of Shares of common stock

A prospectus supplement and accompanying base prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus supplement and accompanying base prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement and accompanying base prospectus or the registration statement of which this prospectus supplement and accompanying base prospectus form a part.

S-23

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

On June 9, 2022, we entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with the Representative pursuant to which we may sell, at our option, up to an aggregate of $10,000,000 in shares of our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share through the Representative, as sales agent. Subject to the terms and conditions of the Sales Agreement, the Representative may sell the shares, if any, only by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act.

Pursuant to the terms of the Sales Agreement, we provided the Representative with customary indemnification rights, including indemnification against certain liabilities under the Securities Act and agreed to pay the Representative a commission in cash equal to 3% of the gross proceeds from the sale of the shares under the Sales Agreement, if any. Either party may terminate the Sales Agreement in its sole discretion at any time upon written notice to the other party.

On April 26, 2022, we entered into an underwriting agreement with the Representative in connection with a firm commitment underwritten offering (the “April 2022 Offering”). On April 29, 2022, we initially closed the April 2022 Offering whereby we issued and sold 525,714 shares of our Series Preferred Stock for aggregate gross proceeds of approximately $9.2 million less underwriting discounts of 7.0% (approximately $0.6 million) payable to the Representative and other offering fees and expenses, resulting in aggregate net proceeds to us approximately $8.56 million. On May 24, 2022, we sold an additional 73,518 shares of Series A Preferred Stock in the April 2022 Offering pursuant to the partial exercise of the underwriter’s over-allotment option resulting in additional gross proceeds of approximately $1.3 million less underwriting discounts of 7.0% (approximately $90,000) payable to the Representative. In connection with this offering, we issued underwriter’s warrants to the Representative to purchase shares of our common stock equal to 5% of the shares issued in the April 2022 Offering.

In addition, we agreed to pay the Representative a structuring fee of $300,000 in connection with the closing of the April 2022 Offering, which is in addition to any reimbursement of out-of-pocket accountable expenses stated above.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-24

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the common stock offered hereby, where action for that purpose is required. Accordingly, the common stock offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying base prospectus, nor any other offering material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Canada. The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

People’s Republic of China. This prospectus supplement and accompanying base prospectus have not been and will not be circulated or distributed in the PRC, and the shares of common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

S-25

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by Blank Rome LLP, New York, New York.

EXPERTS

The consolidated financial statements of Soluna Holdings, Inc. as of and for the year ended December 31, 2021 incorporated into this prospectus supplement and the accompanying base prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, which are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Soluna Holdings, Inc. as of and for the year ended December 31, 2020 incorporated into this prospectus supplement and the accompanying base prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, have been audited by Wojeski & Company, CPAs, P.C., an independent registered public accounting firm, as stated in their report thereon, which are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus constitutes a part of the Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus forming a part of the Registration Statement, and any other supplements or amendments thereto, do not contain all of the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov. Our corporate website is www.solunacomputing.com. The information on our corporate website is not incorporated by reference in this prospectus supplement and the accompanying base prospectus forming a part of the Registration Statement, or any other supplements or amendments thereto, and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus supplement and the accompanying base prospectus, Registration Statement or such other supplements, amendments or documents.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus is part of the Registration Statement, but the Registration Statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying base prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, and will be considered to be a part of this prospectus supplement and the accompanying base prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying base prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

S-26

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 18, 2022, January 21, 2022 (second of two reports filed on January 21, 2022), March 1, 2022, April 15, 2022, April 19, 2022, April 27, 2022, April 29, 2022, May 25, 2022, June 1, 2022, June 9, 2022, July 20, 2022 (second of two reports filed on July 20, 2022), August 3, 2022, August 11, 2022, August 22, 2022, September 14, 2022 and October 4, 2022;

●	the portions of our Definitive Proxy Statement on Schedule 14A incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on April 13, 2022; and

●	the description of our common on Form 8-A filed with the SEC on March 22, 2021, as amended by Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of the Registration Statement of which this prospectus supplement and the accompanying base prospectus forms a part and prior to effectiveness of the Registration Statement and after the initial filing date of the Registration Statement of which this prospectus supplement and the accompanying base prospectus is a part until the offering of securities covered by this prospectus supplement has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying base prospectus or any other supplement or amendment forming a part of the Registration Statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein and therein, including exhibits. Requests should be directed to:

Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, NY 12205
hello@soluna.io

518-218-6051

Copies of these filings are also available on our website at www.solunacomputing.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

S-27

PROSPECTUS

SOLUNA HOLDINGS, INC.

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

and

3,552,146 Shares of Common Stock

Offered by the Selling Stockholders

Soluna Holdings, Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings, any combination of our common stock, par value $0.001 per share (“Common Stock”), our preferred stock, par value $0.001 per share (the “Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock or other securities, debt securities, subscription rights or units having an aggregate initial offering price not exceeding $150,000,000. Our warrants will be exercisable for Common Stock or Preferred Stock or other securities and our units may be convertible or exchangeable for Common Stock, Preferred Stock or our warrants.

In addition, the selling stockholders may offer and sell up to an aggregate of 3,552,146 shares of Common Stock from time to time in one or more offerings as further described herein. We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

The Common Stock, Preferred Stock, warrants, debt securities, subscription rights and units collectively are referred to in this prospectus as the “securities.”

Each time we or the selling stockholders sell these securities, we will provide specific terms of such securities offered in a supplement to this prospectus. Such prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Common Stock and our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), are currently listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SLNH” and “SLNHP”, respectively. On December 10, 2021, the last reported sale price of our Common Stock was $10.53 and the last reported sale price of our Series A Preferred Stock was $21.75. None of our other securities have been approved for listing on any market or exchange, and we have not made any application for such listing. Each prospectus supplement will indicate if our securities offered thereby will be listed on any securities exchange.

As of the date of this prospectus, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $83,029,121.23, based on 13,085,116 shares of issued and outstanding Common Stock, of which 8,086,373 shares were held by affiliates, and a per share price of $16.61 which represents the closing sale price of our Common Stock on November 15, 2021. As of the date of this prospectus, we are not subject to the sale limitations described in General Instruction I.B.6 to Form S-3 because the “public float” (the market value of our Common Stock held by non-affiliates) is greater than $75,000,000. In the event that any time during the effectiveness of this registration statement of which this prospectus and any prospectus supplement forms a part, we become subject to such sale limitations, as a result of the public float becoming less than $75,000,000, during any applicable 12-month period, we will not sell securities in a public primary offering with a value exceeding more than one-third of our public float.

Our securities may be sold directly by us or the selling stockholders, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of our securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds that we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $150,000,000. In addition, under this shelf registration process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 3,552,146 shares of Common Stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or the selling stockholders offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we or the selling stockholders offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling stockholders have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information that we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with additional information under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

ii

SUMMARY

Unless the context requires otherwise in this prospectus, the terms “SHI”, the “Company”, “we”, “us”, or “our” refer to Soluna Holdings, Inc. together with its consolidated subsidiaries, “SCI” refers to Soluna Computing, Inc., formerly known as EcoChain, Inc., and “MTI Instruments” refers to MTI Instruments, Inc.

The Company

Soluna Holdings, Inc. is a developer of green data centers that convert excess renewable energy into global computing resources. The Company builds modular, scalable data centers for computing intensive, batchable applications such as cryptocurrency mining, Artificial Intelligence, and machine learning. The Company provides a cost-effective alternative to battery storage or transmission lines. Headquartered in Albany, New York, the Company uses technology and intentional design to solve complex, real-world challenges. We conduct our two core businesses through our wholly-owned subsidiaries, SCI, which is engaged in cryptocurrency mining powered by renewable energy, and MTI Instruments, which manufactures precision tools and testing equipment for electronics, aviation, automotive, power and other industries at the Albany, New York location.

SCI was incorporated in Delaware on January 8, 2020 as EcoChain, Inc. and develops and monetizes cryptocurrency mining facilities that can be powered by renewable energy. EcoChain has established a cryptocurrency mining facility that integrates with the cryptocurrency blockchain network in Washington State and, through our recent acquisition of Soluna Computing, Inc. (“Soluna Computing”), SCI also has a pipeline of certain cryptocurrency mining projects previously owned by Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.), a Canadian corporation incorporated under the laws of the Province of British Colombia that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications. SCI changed its name from “EcoChain, Inc.” to “Soluna Computing, Inc.” on November 15, 2021, following the acquisition.

MTI Instruments was incorporated in New York on March 8, 2000 and is a supplier of vibration measurement and balancing systems, precision linear displacement solutions, and wafer inspection tools. MTI Instruments’ products consist of engine vibration analysis systems for both military and commercial aircraft and electronic gauging instruments for position, displacement and vibration application within the industrial manufacturing markets, as well as in the research, design and process development markets. These systems, tools and solutions are developed for markets and applications that require consistent operation of complex machinery and the precise measurements and control of products, processes, the development and implementation of automated manufacturing and assembly.

Corporate Information

Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, was incorporated in Nevada on March 24, 2021, and is the successor to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger which became effective on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” to Soluna Holdings, Inc. Our principal executive offices are located at 325 Washington Avenue Extension, Albany, NY 12205 and our website is http://www.solunacomputing.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus or the registration statement of which it forms a part.

Risk Factors Summary

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks relating to the COVID-19 pandemic and global economic uncertainty

●

Adverse changes in economic or other market conditions in the United States, including risks resulting from the continuing impact of the COVID-19 pandemic, could have a material adverse effect on our business and results of operations and curtail our ability to raise financing.

●

The long-term effects of the COVID-19 pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Risks related to our SCI business and cryptocurrency

●	SCI has a limited operating history and we may not recognize any operating income from the SCI line of business in the future.
●	Prices of cryptocurrencies are extremely volatile, and if our mined cryptocurrencies are converted into dollars when such values are low, we may not recognize the income from the conversion of the mined cryptocurrencies that we were expecting.
●	SCI has an evolving business model that is subject to various uncertainties.
●	SCI may not be able to continue to develop its technology and keep pace with technological developments, expand its mining operations or otherwise compete with other companies.
●	There are several new and existing competitors in our industry that are purchasing mining equipment at scale, which may cause delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.
●	We may be unable to obtain additional funding to scale the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation.
●	Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects, operations, and profitability.
●	Security breaches could result in a loss of our cryptocurrencies.
●	Incorrect or fraudulent cryptocurrency transactions may be irreversible.
●	The impact of geopolitical and economic events on the supply and demand for Bitcoin and other cryptocurrencies is uncertain.
●	The failure of cryptocurrencies to become widely accepted and/or used as a medium of exchange and method of payment could adversely affect our business, prospects, and financial condition.
●	The properties included in our mining network may experience damages, including damages that are not covered by insurance.
●	SCI’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on SCI’s operations.
●	Over time, incentives for Bitcoin miners to continue to contribute processing power to the Bitcoin network may transition from a set reward to transaction fees. If the incentives for Bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue to mine.
●	The Bitcoin reward for successfully uncovering a block will halve several times in the future, and Bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our Bitcoin mining efforts.
●	We may not be able to realize the benefits of forks, and forks in a digital asset network may occur in the future which may affect the value of the cryptocurrencies that we mine held by us.
●	As the aggregate amount of computing power, or hash rate, in the Bitcoin network increases, the amount of Bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures in order to expand our fleet of miners.
●	Climate change, and the regulatory and legislative developments related to climate change, may materially adversely affect our business and financial condition.
●	Our business plan is heavily dependent upon acquisitions and strategic alliances and our ability to identify, acquire or ally on appropriate terms, and successfully integrate and manage any acquired companies or alliances will impact our financial condition and operating results.
●	In connection with the ground leases for our cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the Tennessee Valley Authority (“TVA”) or otherwise, would materially impact our operations, and the properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

Risks relating to our MTI Instruments business

●	Our MTI Instruments business depends on a small number of customers, including the U.S. Air Force, and many of them are in industries of a cyclical nature.
●	We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.
●	Our operating results may experience significant fluctuations, which could adversely impact our operations and financial results.
●	We may not be able to keep pace with technological innovations, and our efforts may not result in commercial success and/or may result in delays in development.
●	Many of our existing and target customers are in industries of a cyclical nature.
●	MTI Instruments’ business operations, financial performance and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.

Risks relating to our Company generally

●	Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.
●	We rely on highly-skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate, or hire qualified personnel, our business may be severely disrupted.
●	In addition, increased labor costs and the unavailability of skilled workers could hurt our business, financial condition, and results of operations.
●	Insiders continue to have substantial control over the Company, and the ownership by Brookstone Partners Acquisition, XXIV, LLC (“Brookstone XXIV”) of the outstanding shares of our Common Stock gives it a controlling interest in the Company, and it may acquire interests and positions that could present potential conflicts with our and our shareholders’ interests.
●	We are subject to complex environmental, health, and safety laws and regulations that may expose us to significant liabilities for penalties, damages, or costs of remediations or compliance.

Risks related to the recent acquisition of Soluna Computing

●	We may fail to realize all of the anticipated benefits of our recent acquisition of Soluna Computing.
●	Our operating results will suffer if SHI and SCI do not effectively manage the increased scale of SCI’s operations and its optimization and expansion opportunities.

General Risks

●	If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

Please see “Risk Factors” beginning on page 4 for more detail.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained or incorporated by reference into this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein before deciding to invest in such securities. If any of the following risks, or any risk described elsewhere in this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein, occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the trading prices of our Common Stock and Series A Preferred Stock could decline, and you could lose all or part of your investment. The risks described below and in any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements because of specific factors, including the risks described below and in the documents incorporated by reference herein.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below and in the prospectus and in any prospectus supplement or free writing prospectus represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should also consider the other information included in our most recent Annual Report on Form 10-K (the “Form 10-K”) and subsequent quarterly reports filed with the SEC, which are incorporated herein by reference into this registration statement, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to the COVID-19 Pandemic and Global Economic Uncertainty

Adverse changes in economic or other market conditions in the United States and globally may have serious implications for the growth and stability of our business and could otherwise adversely affect our business, results of operations and financial condition.

Our business is affected by general economic conditions, both inside and outside of the United States. Adverse changes to and uncertainty in the global economy, particularly in light of the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, including as a result of the recently-discovered Omicron variant of the novel coronavirus as well as the potential for resurgences or the emergence of new variants to set back the global economic recovery or trigger future economic slowdowns or recessions, may lead to decreased demand for our products and for Bitcoin and other cryptocurrencies, revenue fluctuations, and increased price competition for our products, and may increase the risk of excess and obsolete inventories and higher overhead costs as a percentage of revenue. It could also result in a decline in business and economic forecasts, which could adversely affect our sales in future periods. Additionally, the financial strength of our customers and suppliers and their ability to obtain and rely on credit financing may affect their ability to fulfill their obligations to us and have an adverse effect on our financial results.

Revenue growth and continued profitability of our MTI Instruments business will significantly depend on the overall demand for test and measurement instrumentations in key markets including research and development, automotive, semiconductor, cryptocurrencies, and electronics. The U.S. and global economies have been historically cyclical and market conditions continue to be challenging, which has resulted in companies delaying or reducing expenditures. Although recent trends have pointed to continuing improvements, there is still lingering volatility and uncertainty, particularly in light of recent resurgences of the spread of COVID-19 and the emergence of the Omicron variant. A change or disruption in the national or global financial markets for any reason may cause consumers, businesses, and governments to defer purchases in response to tighter credit, decreased cash availability, and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our business and our financial results.

The long-term effects of the coronavirus pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Our overall performance generally depends upon domestic and worldwide economic and political conditions. The global spread of COVID-19 has created volatility, uncertainty, and economic disruption. The pandemic caused a slowdown, and, going forward may cause future slowdowns in worldwide economic activity, decreased demand for products and services, and financial markets. Meanwhile, disruptions to global supply chains, including a global semiconductor chip shortage, as a result of the pandemic has continued, and may increase if there are surges in transmission and illness from the coronavirus going forward, including as a result of new variants.

While the COVID-19 pandemic, and the changes to our operations necessitated by governmental and societal actions to contain it, including social distancing and the closing and/or limits on the business operations, required us to make certain changes to the way we conduct our business and operations, we have been fortunate that, to date, the pandemic has had a limited impact on our supply chains, distribution systems, and ability to continue to conduct our business and operations. We cannot, however, predict the longer-term impacts of the pandemic, or future health emergencies, on our business, operations, revenues, results of operations, or financial condition. The ultimate extent of the impact of the current coronavirus pandemic, or any future epidemic, pandemic, or other outbreak or health emergency, will depend on future developments, including how fast effective (or with respect to the current pandemic, additional) vaccines and treatments are developed, the length of time before such vaccines are sufficiently distributed (both in the United States and worldwide), new or continued government actions in response, including with respect to successive waves or variants of the virus (as well as the extent to which such variants are more contagious and/or lethal), the extent to which then-current vaccines and treatments are less effective against any such variants, and whether delays in such vaccinations allow vaccine-resistant variants to develop and spread, all of which will impact the current or any future pandemic’s or similar outbreak’s ultimate duration and severity as well as and how fast the economy recovers afterwards. Actions we took to mitigate the impact of the current pandemic may not be successful if the pandemic continues for a longer period than expected or in future pandemics or similar emergencies. For example, beginning in March 2020 we replaced our in-person sales meetings with meetings held by videoconference, telephone calls, webinars, and additional informational website content geared towards addressing our customers’ questions and concerns for both domestic and overseas customers. Nevertheless, we believe that our inability to hold in-person meetings, while not significant, did have a negative impact on our product sales during the year ended December 31, 2020 and the nine months ended September 30, 2021, and our efforts to mitigate the effects of the pandemic restrictions on our sales model may not be a viable alternative to in-person meetings on a longer-term basis or during any future health or other emergency that engenders similar restrictions.

In addition, while the supply-chain disruptions and semiconductor shortage noted above have not had a significant impact on our mining operations to date, if these conditions continue we may not be able to obtain new cryptocurrency mining equipment (generally called “miners”) to replace miners that are no longer functioning, expand our cryptocurrency mining operations, or keep up with technological developments, or be able to obtain replacement parts for our existing miners, in a timely or cost-effective manner. This could negatively impact our ability to expand our mining operations and compete in the cryptocurrency mining industry, and otherwise materially and adversely affect our business and results of operations.

Further, the long-term social and economic impact of the pandemic, or the acceleration of pre-existing trends as a result thereof, are still uncertain, and it is not possible at this time to estimate the full impact that the pandemic will have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted. It is also unknowable what impacts future pandemics or health emergencies may bring. In either case, any such developments could materially and adversely affect our customer base or the demand for our products, which would have a negative effect on our business, prospects, results of operations, and financial condition, all of which could have a negative effect on the market price of our securities.

Risks Related to our SCI Business and Cryptocurrency

SCI has a limited operating history and we may not recognize operating income from the SCI line of business in the future.

SCI began operations in January 2020 and therefore is subject to all the risks inherent in a newly-established business venture in a rapidly developing and changing industry. SCI’s limited operating history also makes it difficult to evaluate SCI’s current business and its future prospects. SCI has not yet been able to confirm that its business model can or will be successful over the long term, and we may not ever continue to recognize operating income from this business. Our projections for its growth have been developed internally and may not prove to be accurate. SCI’s operating results will likely fluctuate moving forward as we focus on increasing its mining operations and as the market prices of Bitcoin and other cryptocurrencies fluctuate. We may need to make business decisions that could adversely affect SCI’s operating results, such as modifications to its business structure or operations. In addition, we expect additional growth in this business, which could place significant demands on SCI’s and the Company’s management and other resources and require us to continue developing and improving our operational, financial, and other internal controls. SCI may not be able to address these challenges in a cost-effective manner or at all. If we do not effectively manage SCI’s growth, it may not be able to execute on its business plan, respond to competitive pressures, or take advantage of market opportunities, and our business, financial condition, and results of operations could be materially harmed.

Given SCI’s start-up status with an unproven business model, there is a substantial risk regarding SCI’s ability to succeed. You should consider our business and prospects in light of these risks and the risks and difficulties that we will encounter as we continue to develop our business model. We may not be able to address these risks and difficulties successfully, which would materially harm our business and operating results, and we could be forced to terminate our business, liquidate our assets and dissolve, and you could lose part or all of your investment.

Prices of cryptocurrencies are extremely volatile, and if our mined cryptocurrencies are converted into dollars when such values are low, we may not recognize the income from the conversion of the mined cryptocurrencies that we were expecting.

The fluctuating prices of cryptocurrencies represent significant uncertainties for SCI’s business. The price of Bitcoin, Ether and other cryptocurrencies are subject to dramatic fluctuations. A variety of factors, known and unknown, may affect price and valuation, including, but not limited to (i) the supply of such cryptocurrencies; (ii) global blockchain asset demand, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online cryptocurrency exchanges and networks and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use; (iii) investors’ expectations with respect to the rate of inflation; (iv) changes in the software, software requirements or hardware requirements underlying a blockchain network; (v) changes in the rights, obligations, incentives, or rewards for the various participants in a blockchain network; (vi) currency exchange rates; (vii) fiat currency withdrawal and deposit policies of cryptocurrency exchanges and networks and liquidity on such exchanges and networks; (viii) interruptions in service from or failures of major cryptocurrency exchanges and networks; (ix) investment and trading activities of large subscribers, including private and registered investment funds, that may directly or indirectly invest in blockchain assets; (x) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (xi) regulatory measures, if any, that affect the use of blockchain assets; (xii) the maintenance and development of the open-source software protocol of the cryptocurrency networks; (xiii) global or regional political, economic or financial events and situations; (xiv) expectations among blockchain participants that the value of blockchain assets will soon change; and (xv) a decrease in the price of blockchain assets that may have a material adverse effect on SCI’s financial condition and operating results. If our mined cryptocurrencies are converted into dollars when their values are low, we may not recognize the income from the conversion of the mined cryptocurrencies that we were expecting. Further, the extreme swings in value can make it difficult for us to develop reasonable financial plans and projections with respect to SCI’s business.

SCI has an evolving business model that is subject to various uncertainties.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of SCI’s business relating to our models and strategies. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

SCI may not be able to continue to develop its technology and keep pace with technological developments, expand its mining operations or otherwise compete with other companies, some of whom have greater resources and experience.

We do not have the resources to compete with larger cryptocurrency mining entities at this time and may not be able to compete successfully against present or future competitors. The cryptocurrency industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our network of miners to remain competitive, and we may not be in a position to construct additional operational cryptocurrency mines.

Rapid technological change is a current feature of the cryptocurrency industry, including cryptocurrency mining, and we cannot provide assurance that we will be able to achieve the technological advances, in a timely manner or at all, that may be necessary for us to remain competitive or that certain of our equipment will not become obsolete. Our ability to anticipate and manage changes in technology standards on a timely basis will be a significant factor in our ability to remain competitive. We may not be successful, generally or relative to our competitors, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures. Further, if due to technological developments we need to replace our miners entirely to remain competitive in the market, there can be no assurance that we will be able to do so on a cost-effective basis or in a timely manner, particularly in light of the long production period to manufacture and assemble cryptocurrency miners, potential large-scale purchases of miners from existing competitors and new entrants into the industry, and the current semiconductor chip shortage. Furthermore, there can be no assurance that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business, prospects, and operations may suffer, and there may be adverse effects on our financial condition and on the market prices of our securities.

In addition, competition from existing and future competitors, particularly the many other North American companies that have access to more competitively-priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience, and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected which would have an adverse effect on the trading price of our securities, which in turn would harm investors in our Company.

There are several new and existing competitors in our industry that are purchasing mining equipment at scale, which may cause delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.

Many of the competitors in our industry have also been purchasing mining equipment at scale, which has caused a worldwide shortage of mining equipment and extended the corresponding delivery schedules for new miner purchases. There can be no assurance that manufacturers will be able to keep pace with the surge in demand for mining equipment. It is uncertain how manufacturers will respond to this increased global demand. In the event manufacturers are not able to keep pace with demand, we may not be able to purchase miners in sufficient quantities or on the delivery schedules that meet our business needs, which would have a material adverse effect on our business, operations, prospects, operating income, and financial condition, which would likely result in a decrease in the market value of our Common Stock.

We may be unable to obtain additional funding to scale the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation.

We are considering further increasing the processing power of our cryptocurrency mining operations as we seek to leverage our experience and expertise in this area of operations. To do so, however, we will need to raise additional debt and/or equity financing, which may not be available to us on acceptable terms or at all. Failure to generate adequate cash from our operations or find sources of funding would require us to scale back or curtail our operations or expansion efforts, including limiting our ability to expand the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation, and would have an adverse impact on our business and financial condition. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our Common Stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of Common Stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects, or operations and profitability.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted, and continue to react, differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., cryptocurrencies are subject to extensive, and in some cases overlapping, unclear, and evolving, regulatory requirements. In the United States, Congress and various federal agencies have increased their focus on the cryptocurrency sector during the past year. Increasing regulation and regulatory scrutiny may result in increased costs, management having to devote increased time and attention to regulatory matters, having to change aspects of our cryptocurrency mining business, or result in limits on the use cases of cryptocurrencies, which could decrease their value. Regulatory developments may require us to comply with new regulatory requirements, which would increase our operating costs. In addition, ongoing and future regulatory actions could significantly restrict or eliminate the market for or uses of cryptocurrencies and otherwise materially and adversely impact our ability to continue to operate and to continue as a going concern, which could have a material adverse effect on our business, prospects, operations and financial condition, as well as on the value and trading prices of our Common Stock.

Security breaches could result in a loss of our cryptocurrencies.

Security breaches including computer hacking or computer malware have been a consistent concern in the cryptocurrency industry. This could involve hacking in which an unauthorized person obtains access to the systems or information and can cause harm by the transmission of virus or the corruption of data. These breaches may occur due to an action by an outside party, or by the error and negligence of an employee. We primarily rely on the Luxor mining pool and SCI’s cryptocurrencies are stored with exchanges such as Coinbase prior to selling them. If any breach were to occur of our security system, operations or third party platforms, the result could cause a loss of our cryptocurrencies, loss of confidential or proprietary information, force the Company to cease operations, or could cause damage to the reputation of the Company. If an actual or perceived attack were to occur, the market perception of the Company may be damaged, which could adversely affect potential and current investments in the Company and reduce demand for our securities and cause a reduction in our share price.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

It is possible that, through computer or human error, theft, or criminal action, our cryptocurrency could be transferred in incorrect amounts or to unauthorized third parties or accounts. In general, cryptocurrency transactions are irreversible, and stolen or incorrectly-transferred cryptocurrencies may be irretrievable, and we may have extremely limited or no effective means of recovering any losses as a result of an incorrect transfer or theft. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could adversely affect our business, operating results and financial condition.

The impact of geopolitical and economic events on the supply and demand for Bitcoin and other cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could rapidly increase the price of Bitcoin and other cryptocurrencies. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of the cryptocurrencies that we mine. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

Cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our Common Stock. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of any cryptocurrencies that we mine.

The failure of cryptocurrencies to become widely accepted and/or used as a medium of exchange and method of payment could adversely affect our business, prospects, and financial condition.

The use of cryptocurrencies in the retail and commercial marketplace, despite sporadic adoption, is currently limited. A significant portion of cryptocurrency demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility, slow processing speeds, and high transaction costs undermine Bitcoin’s and other cryptocurrencies’ ability to be used as a medium of exchange, as retailers are less likely to accept it as a direct form of payment. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or a decline in acceptance could have a material adverse effect on the value of the cryptocurrencies that we mine, the viability of cryptocurrency mining as a business, and our ability to continue as a going concern or to pursue our business strategy, which could have a material adverse effect on our business, prospects, operations, and financial condition, as well as on the market value of our securities.

Facebook’s proposed development of a cryptocurrency, as well as the eventual likely development of government-backed digital currencies and the development of cryptocurrencies by other tech companies, may adversely affect the value of Bitcoin and other existing, or even future, cryptocurrencies.

In May 2019, Facebook announced its plans for a cryptocurrency then called Libra, now Diem, which faced significant objections and concerns from governments, legislators and regulators. The massive social network and a number of other partners are estimating that the Diem digital coin and Facebook’s corresponding digital wallet would be a way to make sending payments around the world as easy as it is to send a photo. Facebook’s significant resources and ability to engage the world via social media may enable it to bring Diem to market rapidly and to deploy it across industries more rapidly and successfully than previous cryptocurrencies. Facebook’s size and market share may cause its cryptocurrency to succeed to the detriment and potential exclusion of existing cryptocurrencies. Further, in the event that government-backed digital currencies, which regulators in several countries are already considering or even developing, are developed and widely adopted, it is likely to have a negative impact on the existing currencies including larger widespread adoption and potentially impacting the market share by non-government digital currency. Additional cryptocurrencies are introduced to the market frequently, and although some have gained popularity as some features have been different than Bitcoin, Bitcoin remains the market leader. As cryptocurrency adoption grows, the likelihood increases that additional cryptocurrencies will be introduced and gain popularity against Bitcoin, potentially negatively impacting the value of Bitcoin and perhaps other cryptocurrencies.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.

Our current mining operation in East Wenatchee, Washington is, and any future mines we establish will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;
●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements; and
●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms.

For example, our mine could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage, loss of access to the electrical grid, or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines. The potential impact on our business is currently magnified because we are only operating a single mine.

SCI’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on SCI’s operations.

We use a third–party mining pool to receive our mining rewards from the network. Cryptocurrency mining pools allow miners to combine their computing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction, or similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s recordkeeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own recordkeeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine that the proportion of the reward that the mining pool operator pays out to us is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operator, we may experience reduced reward for our efforts, which would have an adverse effect on our results of operations and financial condition.

Over time, incentives for Bitcoin miners to continue to contribute processing power to the Bitcoin network may transition from a set reward to transaction fees. If the incentives for Bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue to mine.

In general, as the number of Bitcoin rewards awarded for solving a block in a blockchain decreases, our ability to achieve profitability also decreases. Decreased use and demand for Bitcoin rewards may adversely affect our incentive to expend processing power to solve blocks. If the Bitcoin rewards for solving blocks and transaction fees are not sufficiently high, fewer Bitcoin miners will mine. At insufficiently attractive rewards, our costs of operations in total may exceed our revenues from Bitcoin mining.

To incentivize Bitcoin miners to continue to contribute processing power to the Bitcoin network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving a block. This transition could be accomplished either by Bitcoin miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If as a result transaction fees paid for Bitcoin transactions become too high, Bitcoin users may be reluctant to transfer Bitcoin or accept Bitcoin as a means of payment, and existing users may be motivated to hold existing Bitcoin and switch from Bitcoin to another digital asset or back to fiat currency for transactions, diminishing the aggregate amount of available transaction fees for Bitcoin miners. Such reduction would adversely impact our results of operations and financial condition.

The Bitcoin reward for successfully uncovering a block will halve several times in the future, and Bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our Bitcoin mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a proof of work consensus algorithm. At a predetermined block, the Bitcoin mining reward is cut in half, hence the term “halving.” For Bitcoin, the reward was initially set at 50 Bitcoin currency rewards per block and this was cut in half to 25 on November 28, 2012 at block 210,000, then again to 12.5 on July 9, 2016 at block 420,000. The most recent halving for Bitcoin occurred on May 11, 2020 at block 630,000 and the reward was reduced to 6.25. It is expected that the next halving will likely occur in 2024. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million, which is expected around the year 2140. While Bitcoin prices have had a history of fluctuations around the halving of its rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading prices of Bitcoin or a proportionate decrease in mining difficulty does not follow these anticipated halving events, the revenue we earn from our Bitcoin mining operations could see a corresponding decrease, which could have a material adverse effect on our business and operations.

We may not be able to realize the benefits of forks, and forks in a digital asset network may occur in the future which may affect the value of the cryptocurrencies that we mine held by us.

To the extent that a significant majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. If less than a significant majority of users and miners on the cryptocurrency network consent to the proposed modification, however, and the modification is not compatible with the software prior to its modification, a “fork” of the network would occur, with one prong of the network running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. After a fork, it may be unclear which fork represents the original asset and which is the new asset.

If we hold a specific cryptocurrency at the time of a hard fork into two cryptocurrencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. We may not, however, be able to secure or realize the economic benefit of the new asset. Our business may be adversely impacted by forks in an applicable cryptocurrency network.

In addition, historically, speculation over a new “hard fork” in the Bitcoin protocol has resulted in Bitcoin price volatility and future hard forks may occur at any time. A hard fork can lead to a disruption of networks and our information technology systems could be affected by cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of its assets. Such disruption and loss could cause us to be exposed to liability, even in circumstances where we have no intention of supporting an asset compromised by a hard fork. Additionally, a hard fork may result in a scenario where users running the previous protocol will not recognize blocks created by those running the new protocol, and vice versa. This may render our cryptocurrency mining hardware incompatible with the new protocol. Such changes may have a material effect on our operations, financial position, and financial performance.

As the aggregate amount of computing power, or hash rate, in the Bitcoin network increases, the amount of Bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures in order to expand our fleet of miners.

The aggregate computing power of the global Bitcoin network has generally grown over time and we expect it to continue to grow in the future. To the extent the global hash rate continues to increase, the market share of and the amount of Bitcoin rewards paid to any fixed fleet of miners will decrease. Therefore, in order to maintain our market share, we may be required to expand our mining fleet, which may require significant capital expenditures. Such significant capital expenditures could have an adverse effect on our business operations, strategy, and financial performance.

Climate change, and the regulatory and legislative developments related to climate change, may materially adversely affect our business and financial condition.

The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate or in which our third-party providers operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels, and changing temperatures. The impacts of climate change may materially and adversely impact the cost, production, and financial performance of our operations. Further, any impacts to our business and financial condition as a result of climate change are likely to occur over a sustained period of time and are therefore difficult to quantify with any degree of specificity. For example, extreme weather events may result in adverse physical effects on portions of our infrastructure, which could disrupt our supply chain and ultimately our business operations.

In addition, a number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to the potential impact of climate change. Given the very significant amount of electrical power required to operate cryptocurrency miners, as well as the environmental impact of mining for the rare earth metals used in the production of mining servers, the cryptocurrency mining industry may become a target for future environmental and energy regulation, and any such regulation may not distinguish between cryptocurrency mining powered by renewable energy, as is SCI’s business, and cryptocurrency mining using traditional (i.e. fossil fuel) sources of energy. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring, and reporting, and other costs to comply with such regulations. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance, and ability to compete. Any of the foregoing could result in a material adverse effect on our business, prospects, and financial condition.

Our business plan is heavily dependent upon acquisitions and strategic alliances and our ability to identify, acquire or ally on appropriate terms, and successfully integrate and manage any acquired companies or alliances will impact our financial condition and operating results.

Part of our strategy to grow our business is dependent on the acquisition of other entities or businesses in the future that complement our current products, enhance our market coverage or technical capabilities, or offer growth opportunities. We may also need to form strategic alliances or partnerships in order to remain competitive in our market. We may not be able, however, to identify and successfully negotiate suitable acquisitions alliances, obtain any financing necessary for such acquisitions on satisfactory terms, or otherwise complete any such acquisitions or alliances. Further, any acquisition or alliance may require a significant amount of management’s time and financial resources to complete and acquisitions, strategic alliances or partnerships could be difficult to integrate, disrupt our business, and dilute stockholder value.

For example, in January 2020, the Company formed SCI as its wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In October 2021, Soluna Computing became a wholly-owned subsidiary of SCI pursuant to a merger. Prior to the merger, Soluna Computing had assisted us in developing and operating the cryptocurrency mining facility through contractual arrangements. In the future, we may acquire or form strategic alliances or partnerships with other businesses in order to remain competitive or to acquire new technologies. Acquisitions, alliances, and investments involve numerous risks, including:

●	the potential failure to achieve the expected benefits of the combination, acquisition or alliance;
●	difficulties in and the cost of integrating operations, technologies, services and personnel;
●	difficulty of assimilating geographically-dispersed operations and personnel of the companies we acquire or ally with;
●	impairment of relationships with employees, customers, vendors, distributors, or business partners of either an acquired business or our own;
●	unanticipated difficulties in conforming business practices, policies, procedures, internal controls, and financial records of acquisitions with our own;
●	the potential inability to successfully integrate acquired operations and products or to realize cost savings or other anticipated benefits from integration;
●	diversion of financial and managerial resources from existing operations;
●	risk of entering new markets in which we have little or no experience or where competitors may have stronger market positions;
●	potential write-offs of acquired assets or investments, and potential financial and credit risks associated with acquired customers;
●	inability to generate sufficient revenue to offset acquisition or investment costs;
●	the risk of cancellation or early termination of an alliance by either party;
●	potential unknown liabilities associated with the acquired businesses;
●	unanticipated expenses related to acquired technology and its integration into the existing businesses;
●	negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets, and deferred compensation, and the loss of acquired deferred revenue and unbilled deferred revenue;
●	loss of key employees or customers of acquired companies;
●	potential disruption of our business or the acquired business;
●	inability to accurately forecast the performance of recently-acquired businesses, resulting in unforeseen adverse effects on our operating results;
●	the tax effects of any acquisitions; and
●	Adverse accounting impact to our results of operations.

Our failure to successfully manage our recent acquisition of Soluna Computing or other future acquisitions, strategic alliances, or partnerships could seriously harm our operating results. In addition, our stockholders would be diluted if we finance the future acquisitions, strategic alliances, or partnerships by incurring convertible debt or issuing equity securities.

We cannot offer any assurance that we will be able to identify, complete, or successfully integrate any suitable acquisitions or suitable alliances. Even if successfully negotiated and closed, any acquisitions or alliances may not yield expected synergies, may not advance our business strategy as expected, may fall short of expected return-on-investment targets, or may otherwise fail to achieve their objectives or perform as contemplated and not prove successful. Companies that we acquire may operate with different cost and margin structures, which could further cause fluctuations in our operating results and adversely affect our business, financial condition, and results of operations.

In connection with the ground leases for our new cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the TVA or otherwise, would materially impact our operations.

In May 2021, EcoChain Block, a wholly-owned subsidiary of SCI, entered into two ground leases (the “Ground Leases”) for a building located in the Southeast region of the United States that will be SCI’s second cryptocurrency mining facility, which includes surrounding land for potential additional capacity. The Ground Leases will not be effective until certain conditions set forth therein are met. In addition, EcoChain Block and the landlord entered into a power supply agreement whereby EcoChain Block will purchase the power for its cryptocurrency mining operations from the landlord, who purchases power directly from the TVA. The rates payable by EcoChain Block to the landlord will be at the same pre-negotiated rates paid by landlord, which are less than SCI could obtain directly from the TVA. The landlord’s failure to provide power to SCI, as a result of the termination of such power supply to the landlord by the TVA, as a result of the landlord’s failure to pay the TVA for such power, or otherwise, would, in all likelihood, result in our inability to obtain the power we need for our cryptocurrency mining operations, unless and until we were able to obtain such power directly from the TVA, which would result in a significant interruption to our business. We may also incur significant costs associated with negotiating and entering into a new agreement with the TVA to supply power to EcoChain Block’s cryptocurrency mining facilities, and with setting up corresponding infrastructure to receive such power directly. Further, there can be no assurance that EcoChain Block will be able to negotiate a power supply agreement with the TVA on equally favorable terms as the landlord, if at all.

The properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

In August 2020, the United States Department of Justice’s Money Laundering & Asset Recovery Section (“DOJ”), together with the U.S. Attorney’s Office for the Southern District of Florida, filed civil asset forfeiture complaints against parties related to the landlord (the “Landlord Owners”) in connection with certain real properties, including the real properties that are the subject of the Ground Leases (the “Subject Properties”). The complaints, all of which are currently pending before a federal judge, alleged that the funds used by Landlord Owners to purchase the Subject Properties were traceable to the proceeds of a bank fraud purportedly committed internationally in Ukraine by the Landlord Owners. Though the DOJ has not filed a civil forfeiture action against the Subject Properties, the complaint the government submitted in support of its asset forfeiture requests against certain properties, including the Subject Properties, included a description of the Ukrainian bank fraud and the various properties located in the United States that the DOJ believes were purchased with the proceeds of that international bank fraud, including the Subject Properties. In the event that the Subject Properties are seized by the U.S. government, EcoChain Block may be required to negotiate with the U.S. government for the supply of power that SCI was receiving from the landlord pursuant to the Power Supply Agreement. Additionally, the U.S. government, in all likelihood, would place the Subject Properties for sale at an auction, or otherwise, and we would likely be required to purchase the Subject Properties to assure the continuation of our cryptocurrency mining operations at such facility, all of which would require our expenditure of significant funds and could have a material adverse impact on our results of operations.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of cryptocurrencies as property for tax purposes (in the context of when such cryptocurrencies are held as an investment), such determination could have a negative tax consequence on us.

Current Internal Revenue Service guidance indicates that digital assets such as Bitcoin should be treated and taxed as property, and that transactions involving the payment of bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a cryptocurrency passes from one person to another, it preserves the right to apply capital gains treatment to those transactions which may adversely affect our results of operations.

Risks Relating to our MTI Instruments Business

Our MTI Instruments business depends on a small number of customers including the U.S. Air Force.

Historically, we have had a small number of customers representing a large percentage of our total revenue. Although we endeavor to maintain and further expand our customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future, and the loss of even just a couple of customers, or a significant reduction in sales to our existing customer base, could have a material adverse effect on our business. In addition, our revenues are largely dependent upon the ability of our customers to continue to grow or need services or to develop and sell products that incorporate our services and products. We also depend on purchases by the U.S. Air Force for a significant portion of our revenues and the loss of the U.S. Air Force as a customer or a delay or decline in funding of our existing or future contracts with them could decrease our backlog or adversely affect our business and prospects, sales, cash flows, and our ability to fund our continued product development and growth.

We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.

We generally do not obtain firm, long-term purchase commitments from our customers, and frequently do not have visibility as to their future demand for our products and services. Customers also cancel, change or delay design, production or aftermarket service quantities and schedules, or fail to meet their forecasts for a number of reasons beyond our control. Customer expectations can also change rapidly, requiring us to take on additional commitments or risks, and requiring that we provide rapid product turnaround and respond to short lead times. A variety of conditions, both specific to individual customers and generally affecting the demand for original equipment manufacturers’ products, may cause customers to cancel, reduce, or delay orders. Conversely, if our customers unexpectedly and significantly increase product orders, we may be required to rapidly increase production, which could strain our resources and reduce our margins. We typically plan production and inventory levels based on internal forecasts of customer demand, which can be highly unpredictable and can fluctuate substantially, leading to excess inventory write-downs and resulting negative impacts on gross margin and net income. Additionally, and as a result, our revenues may be volatile from period to period, we may not achieve the anticipated revenues from these efforts, or these efforts may result in non-recoverable costs.

Our annual and quarterly operating results may experience significant fluctuations, which could adversely impact our operations and financial results.

In addition to the variability resulting from the short-term nature of our customers’ commitments, other factors contribute to significant periodic fluctuations in our results of operations. These factors include:

●	the cyclicality of the markets we serve;
●	the timing and size of orders;
●	the volume of orders relative to our capacity;
●	product introductions and market acceptance of new products or new generations of products;
●	evolution in the life cycles of our customers’ products;
●	timing of expenses in anticipation of future orders;
●	changes in product mix;
●	availability of manufacturing and assembly services;
●	changes in cost and availability of labor and components;
●	timely delivery of product solutions to customers;
●	pricing and availability of competitive products;
●	introduction of new technologies into the markets we serve;
●	pressures on reducing selling prices;
●	our success in serving new markets; and
●	changes in economic conditions.

The price of our securities could decline substantially in the event that any of these risks result in our financial performance being below the expectations of analysts and investors, which are based on historical and predictive models that are not necessarily accurate representations of the future.

We may not be able to keep pace with technological innovations or develop new product solutions in a timely manner.

The electronic, semiconductor, solar, automotive, and general industrial segments are subject to constant technological change. MTI Instruments’ future success will depend on our ability to respond appropriately to changing technologies and changes in product function and quality. If we rely on products and technologies that are not attractive to end users, we may not be successful in capturing or retaining market share. Technological advances, the introduction of new products, and new design techniques could adversely affect our business prospects unless we are able to adapt to the changing conditions. Technological advances could render our products obsolete, and we may not be able to respond effectively to the technological requirements of evolving markets. As a result, we will be required to expend substantial funds for and commit significant resources to:

●	continue research and development activities on all product lines;
●	hire additional engineering and other technical personnel; and
●	purchase advanced design tools and test equipment.

Our business could be harmed if we are unable to develop and utilize new technologies that address the needs of our customers, or our competitors do so more effectively than we do.

Our efforts to continue to develop new products and technologies may not result in commercial success, which could cause a decline in our revenue and otherwise harm our business.

Our research and development efforts with respect to our products and technologies may not result in customer or market acceptance. Some or all of such products and technologies may not successfully make the transition from the research and development lab to cost-effective production as a result of technology problems, competitive cost issues, yield problems, and other factors. Even when we successfully complete a research and development effort with respect to a particular product or technology, our customers may decide not to introduce or may discontinue products utilizing the product or technology for a variety of reasons, including the following:

●	difficulties with other suppliers of components for the products;
●	superior technologies developed by our competitors and unfavorable comparisons of our solutions with these technologies;
●	price considerations; and
●	lack of anticipated or actual market demand for the products.

The nature of MTI Instruments’ business will require us to make continuing investments to develop new products and technologies. Significant expenses relating to one or more new products or technologies that ultimately prove to be unsuccessful for any reason could have a material adverse effect on us. In addition, any investments or acquisitions made to enhance our products and technologies may prove to be unsuccessful. If our efforts are unsuccessful, our business could be harmed. Moreover, when we announce our development of new products, sales of current products may decrease as customers delay making purchases until such new products are available, which could adversely affect our business, revenues, and results of operations.

The cyclical nature of the industries of many of MTI Instruments’ existing and target customers may result in fluctuations in our operating results.

Demand for our products and services in our target markets is cyclical, and revenues from the sale of our products and services can vary significantly from one period to the next as a result. We may sell a significant amount of our products to one or a few customers for various short term projects in one period, and then have markedly decreased sales in following periods as these projects end or customers have the products they require for the foreseeable future.

The electronics and military industries in particular have experienced significant economic downturns at various times. These downturns are characterized by diminished product demand, accelerated erosion of average selling prices, and production overcapacity. We may seek to reduce our exposure to industry downturns by providing design and production services for leading companies in rapidly expanding industry segments. We may, however, experience substantial period-to-period fluctuations in future operating results because of general industry conditions or events occurring in the general economy.

International sales risks could adversely affect our operating results. Furthermore, our operating results could be adversely affected by changes to U.S. policy and fluctuations in the value of the U.S. dollar against foreign currencies.

Sales outside of the United States accounted for approximately 33.1% of our total revenue during the nine months ended September 30, 2021, 25.9% of our total revenue in 2020, and 35.3% of our total revenue in 2019. Our international business may be adversely affected by changing political and economic conditions in foreign countries. Having a worldwide distribution network for our products exposes us to various economic, political, and other risks that could adversely affect our operations and operating results, including the following:

●	export restrictions and controls relating to technology;
●

the burdens and costs of compliance with a variety of existing and new foreign regulatory requirements and laws, including the General Data Protection Regulation (GDPR) in the European Union and similar laws in other jurisdictions, and unexpected changes in such regulatory requirements;

●	laws and business practices favoring local companies, including tariffs imposed by other countries on U.S. goods;
●	timing to meet regulatory requirements;
●	developments with respect to and any impact of tariffs and other trade barrier restrictions;
●	longer payment cycles and greater difficulty in enforcing agreements and collecting receivables through foreign legal systems;
●	potentially reduced protection for, and difficulties in enforcing, intellectual property rights; and
●	political or economic instability in certain parts of the world.

These risks or any combination of them could increase our costs, lengthen our sales cycle, and require significant management attention and could otherwise negatively affect our business, operating results, financial condition, and results of operations.

In addition, we transact our business in U.S. dollars and bill and collect our sales in U.S. dollars. It is possible that U.S. policy changes and uncertainty about policy could increase market volatility and currency exchange rate fluctuations. Market volatility and currency exchange rate fluctuations could impact our results of operations and financial condition related to transactions denominated in a foreign currency. A weakening of the dollar could cause our overseas vendors to require renegotiation of either the prices or currency we pay for their goods and services. Similarly, a strengthening of the dollar could cause our products to be more expensive for our international customers, which could impact price and margins and/or cause the demand for our products, and thus our revenue, to decline.

In the future, customers may negotiate pricing and make payments in non-U.S. currencies. If our overseas vendors or customers require us to transact business in non-U.S. currencies, fluctuations in foreign currency exchange rates could affect our cost of goods, operating expenses, and operating margins and could result in exchange losses. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency. Hedging foreign currencies can be difficult, especially if the currency is not freely traded. We cannot predict the impact that future exchange rate fluctuations may have on our operating results.

MTI Instruments’ business operations, financial performance, and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.

We depend on a limited number of suppliers and vendors for products and services relating to our MTI Instruments business. Specifically, for the nine months ended September 30, 2021 and the year ended December 31, 2020, Spinnaker Contract Manufacturing, Inc. supplied 9% and 15%, respectively, of the PC boards used by almost all MTI Instrument products, and SYNNEX Corporation supplied 2% and 26%, respectively, of the military computers used by MTI Instruments. In the event it becomes necessary to seek alternative suppliers and vendors, we may be unable to obtain satisfactory replacement supplies or services on economically attractive terms, on a timely basis, or at all, which could increase costs or cause disruptions in the manufacturing of our products or delivery of our services.

Risks Related to our Company Generally

Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.

While we are currently in the process of applying for patents with respect to SCI’s business, presently we rely on trade secrets to protect our proprietary technology and processes. Despite such protection, however, it is possible that a third party may copy or otherwise obtain and use our U.S. Patent and Trademark Office-registered or other proprietary information without our authorization, and trade secrets can be difficult to protect. Policing unauthorized use of our intellectual property and trade secrets is difficult, particularly in light of the global nature of the Internet and because the laws of other countries may afford us little or no effective protection of our intellectual property. Potentially expensive litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Additionally, we enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties confidential information developed by the party under such agreements or made known to the party by us during the course of the party’s relationship with us. Our employees, consultants, and other advisors, however, may not honor these agreements and enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time-consuming, and the outcome is unpredictable. Our failure to obtain and maintain trade secret protection could adversely affect our competitive position.

We rely on highly-skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate, or hire qualified personnel, our business may be severely disrupted. In addition, increased labor costs and the unavailability of skilled workers could hurt our business, financial condition, and results of operations.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Michael Toporek. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. In such case, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers or other key personnel. In addition, if any of our executives or key personnel joins a competitor or forms a competing company, we may lose customers.

In addition, we compete with other businesses in our industries and other similar employers to attract and retain qualified personnel with the technical skills and experience required to successfully operate our businesses. The demand for skilled workers is high and the supply is limited, and a shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for us to attract and retain personnel and could require us to enhance our wage and benefits packages, which could increase our operating costs.

Brookstone XXIV’s ownership of the outstanding shares of our Common Stock gives it a controlling interest in the Company.

As of December 10, 2021, Brookstone XXIV owned approximately 28.7% of the Company’s outstanding shares of Common Stock, and has designated two directors that sit on our ten-member Board. Accordingly, Brookstone XXIV has the ability to exert a significant degree of influence or actual control over our management and affairs and, as a practical matter, will control corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the election of directors, amendments to our Articles of Incorporation and Bylaws, and the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets, and Brookstone XXIV may vote its shares in a manner that is adverse to the interests of our minority stockholders. This concentration of voting control could deprive holders of our Common Stock of an opportunity to receive a premium for their shares of our Common Stock as part of a sale of the Company. Further, Brookstone XXIV’s control position might adversely affect the market price of our securities to the extent investors perceive disadvantages in owning shares of a company with a controlling stockholder.

Brookstone XXIV and its director designees may acquire interests and positions that could present potential conflicts with our and our stockholders’ interests.

Brookstone XXIV and its director designees may make investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Brookstone XXIV and its director designees may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities might not be available to us. As part of our sale of 3,750,000 shares of our Common Stock to Brookstone XXIV in October 2016 and as required by Brookstone XXIV as a condition to purchasing the shares, our Board renounced, to the extent permitted by applicable law, the Company’s expectancy with respect to being offered an opportunity to participate in any business opportunity that is discovered by or presented to a director designee (a “Business Opportunity”), whether in such director designee’s capacity as a director of the Company or otherwise. Accordingly, the interests of Brookstone XXIV and the designated directors with respect to a Business Opportunity may supersede ours, and Brookstone XXIV or its affiliates or the Brookstone XXIV-designated directors may be involved with businesses that compete with us and may pursue opportunities for the sole benefit of Brookstone XXIV and its affiliates without our involvement, for which we have limited recourse. Such actions on the part of Brookstone XXIV or its director designees could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, Michael Toporek, the Company’s Chief Executive Officer, serves as the Managing General Partner of Brookstone XXIV. As a result of the potential conflicts inherent in his serving in both roles, it is possible that Mr. Toporek could make decisions that benefit Brookstone XXIV at the expense of the Company.

Insiders continue to have substantial control over the Company.

As of December 10, 2021, the Company’s directors and executive officers held the current right to vote approximately 34.6% of the Company’s outstanding voting stock. Of this total, 28.7% was owned or controlled by Brookstone XXIV, for which Michael Toporek, the Company’s Chief Executive Officer, also serves as Managing General Partner. In addition, the Company’s directors and executive officers have the right to acquire additional shares of our Common Stock by exercising their equity awards under our equity compensation plans, which could increase their voting percentage significantly. As a result, Mr. Toporek acting alone, and/or many of the Company’s officers and directors acting together, may have the ability to exert significant control over the Company’s decisions and control the management and affairs of the Company, and also to determine the outcome of matters submitted to stockholders for approval, including the election or removal of a director, and any merger, consolidation, or sale of all or substantially all of the Company’s assets. Accordingly, this concentration of ownership may harm the future market price of our securities by:

●	delaying, deferring, or preventing a change in control of the Company;
●	impeding a merger, consolidation, takeover, or other business combination involving the Company; or
●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

We are subject to complex environmental, health, and safety laws and regulations that may expose us to significant liabilities for penalties, damages, or costs of remediation or compliance.

We are subject to various federal, state, local and foreign environmental, health, and safety laws and regulations. These laws and regulations govern matters such as: the emission and discharge of hazardous materials into the ground, air, or water; the generation, use, storage, handling, treatment, packaging, transportation, exposure to, and disposal of hazardous and biological materials, including recordkeeping, reporting, and registration requirements; and the health and safety of our employees. We may incur significant additional costs beyond those currently contemplated to comply with these regulatory requirements. Further, if we fail to comply with these requirements we may be exposed to fines, penalties, and/or interruptions in our operations that could have a material adverse effect on our business, operating results, and financial condition. Certain environmental laws may impose strict, joint, and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law.

Further, existing regulations, particularly in the environmental area, could be revised or reinterpreted, or new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions, any of which could result in significant additional costs. Any of the foregoing could have a material adverse effect on our results of operations and financial condition.

Risks Related to the Recent Acquisition of Soluna Computing

We may fail to realize all of the anticipated benefits of our recent acquisition of Soluna Computing.

The success of the recent Soluna Computing acquisition will depend, in part, on the Company’s and Soluna Computing’s ability to realize the anticipated benefits and cost savings from combining the businesses of Soluna Computing and SCI. To realize these anticipated benefits and cost savings, however, we must successfully combine the businesses of Soluna Computing and SCI. If we are unable to successfully combine the businesses of Soluna Computing and SCI, the anticipated benefits and cost savings of the transaction may not be realized fully or at all or may take longer to realize than expected.

Until very recently, Soluna Computing and SCI operated independently, and we have just begun to integrate the companies’ operations. It is possible that the integration process could result in the loss of key employees and the disruption of the merged company’s ongoing business, which could have a negative impact on our ability to achieve the anticipated benefits of the merger. Integration efforts between the two companies may, to some extent, also divert management’s attention and resources. These integration matters could have an adverse effect on each SHI and SCI during the current transition period.

Our operating results will suffer if SHI and SCI do not effectively manage the increased scale of SCI’s operations and the optimization and expansion opportunities.

Following its acquisition of Soluna Computing, SCI is larger and more diverse than it was prior to the acquisition transaction. Its future success will depend, in part, upon its ability to manage its optimization and expansion opportunities, which may pose substantial challenges for SCI to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, and regulatory compliance, and to maintain other necessary internal controls. There is no assurance that SCI’s optimization and expansion opportunities will be successful, or that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies, or other expected benefits of its acquisition of Soluna Computing.

General Risk Factors

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Michael Toporek, our Chief Executive Officer and a member of our board of directors, Jessica L. Thomas, our Chief Financial Officer, David C. Michaels, our Chairman of the Board, and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. We do not currently maintain key life insurance policies on these officers or key employees. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. We may not be successful in retaining the services of these individuals, and if we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We may incur losses and liabilities in the course of business that could prove costly to defend or resolve.

Companies that operate in one or more of the businesses that we operate face significant legal risks. There is a risk that we could become involved in litigation wherein an adverse result could have a material adverse effect on our business and our financial condition. There is a risk of litigation generally in conducting a commercial business, and we are, at times, involved in commercial disputes with third parties, such as customers, distributors, and vendors. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from selling our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief.

We may receive notices from third parties that the manufacture, use, or sale of any products we develop infringes upon one or more claims of their patents. Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, that may later result in issued patents that materially and adversely affect our business. Third parties could also assert infringement or misappropriation claims against us with respect to our future product offerings, if any. We cannot be certain that we have not infringed the intellectual property rights of any third parties. Any infringement or misappropriation claim could result in significant costs, substantial damages, and our inability to manufacture, market, or sell any of our product offerings that are found to infringe another person’s patent. Even if we were to prevail in any such action, the litigation could result in substantial cost and diversion of resources that could materially and adversely affect our business. If a court determined, or if we independently discovered, that our product offerings violated third-party proprietary rights, there can be no assurance that we would be able to re-engineer our product offerings to avoid those rights or obtain a license under those rights on commercially reasonable terms, if at all. As a result, we could be prohibited from selling products that are found to infringe upon the rights of others. Even if obtaining a license were feasible, it may be costly and time-consuming. A court could also enter orders that temporarily, preliminarily, or permanently enjoin us from making, using, selling, offering to sell, or importing our products that are found to infringe on third parties’ intellectual property rights, or could enter orders mandating that we undertake certain remedial actions. Further, a court could order us to pay compensatory damages for any such infringement, plus prejudgment interest, and could in addition treble the compensatory damages and award attorneys’ fees. Any such payments could materially and adversely affect our business and financial condition.

If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

Our business involves the collection, storage and transmission of personal, financial or other information that is entrusted to us by our customers and employees. Our information systems also contain the Company’s proprietary and other confidential information related to our business. Our efforts to protect such information may be unsuccessful due to the actions of third parties, computer viruses, physical or electronic break-ins, catastrophic events, employee error or malfeasance or other attempts to harm our systems. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or timely implement adequate preventative measures. We could also experience a loss of critical data and delays or interruptions in our ability to manage inventories or process transactions. Some of our commercial partners, such as those that help us maintain our website, may receive or store information provided by us or our users through our website. If these third parties fail to adopt or adhere to adequate information security practices, or fail to comply with our policies in this regard, or in the event of a breach of their networks, our customers’ or employees’ information may be improperly accessed, used or disclosed.

If our systems are harmed or fail to function properly, we may need to expend significant financial resources to repair or replace systems or to otherwise protect against security breaches or to address problems caused by breaches. If we experience a significant security breach or fail to detect and appropriately respond to a significant security breach, we could be exposed to costly legal actions against us in connection with such incidents, which could result in orders or judgments forcing us to pay damages or fines or to take certain actions with respect to our information systems. Any incidents involving unauthorized access to or improper use of user information, or incidents that are a violation of our online privacy policies, could harm our brand reputation and diminish our competitive position. Any of these events could have a material and adverse effect on our business, reputation or financial results. Our insurance policies carry coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

Our risk management process may not identify all risks that we are subject to and will not eliminate all risk.

Our Enterprise Risk Management (“ERM”) process seeks to identify and address significant risks. Our ERM process uses the most recent integrated risk framework in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission to assess, manage, and monitor risks. We believe that risk-taking is an inherent aspect of the pursuit of our growth and performance strategy. Our goals are to proactively manage risks in a structured approach in conjunction with strategic planning, with the intent to preserve and enhance shareowner value, and to manage prudently, rather than wholly avoiding, risks. We can mitigate risks and their impact on the Company, however, only to a limited extent, and no ERM process can identify all risks that we may face. Therefore, there may be risks that we are currently unaware of, that may develop in the future or that we currently consider immaterial. Further, our management of risks may prove inadequate. The emergence of risks of which we were unaware or are unable to manage could have a material adverse effect on our business, prospects, financial condition and results of operations.

The Company’s officers and directors are indemnified against certain conduct that may prove costly to defend.

Our Articles of Incorporation and Bylaws generally provide broad indemnification to our officers and directors against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees actually incurred in connection with most actions or proceedings to which they are or are threatened to be made a party that relates to their service as an officer or director, except as limited as set forth therein. We are also obligated to advance expenses as they are incurred by a director or officer in defending an action or proceeding prior to final disposition upon receipt of an undertaking by the applicable person to repay such advanced amount if the advancement is ultimately found to not be permitted by law or otherwise.

In addition, the Nevada Revised Statutes (the “NRS”) provides that no director or officer is individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except if (i) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (ii) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law.. Consequently, subject to the applicable provisions of the NRS and to certain limited exceptions in the Articles of Incorporation and Bylaws, the Company’s officers and directors will not be liable to the Company or to its stockholders for monetary damages resulting from their conduct as an officer or director. As a result, we may have to spend significant resources indemnifying our officers and directors or paying for damages caused by their conduct.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, including the sections entitled “Risk Factors,” contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates, or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the sections entitled “Business” in our recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our recent Annual Report on Form 10-K and subsequent quarterly reports filed with the SEC, as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, discuss some of the factors that could contribute to these differences.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus and incorporated by reference into this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes.

The intended application of the proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any proceeds from the sale by the selling stockholders of our Common Stock. While we will not receive any proceeds from the sale of the Shares by the Selling Stockholders described in this prospectus supplement, we will receive $12.50 per share upon the cash exercise of each Class A Warrant, $15.00 per share upon the cash exercise of each Class B Warrant and $18.00 per share upon the cash exercise of each Class C Warrant. We may be required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

24

THE SECURITIES THAT WE MAY OFFER

The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of such securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to such securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings, either individually or in any combination:

●	shares of our Common Stock;
●	shares of our Preferred Stock;
●	warrants to purchase shares of our Common Stock or Preferred Stock;
●	debt securities;
●	subscription rights; and/or
●	units consisting of shares of our Common Stock or Preferred Stock or warrants to purchase shares of our Common Stock or Preferred Stock.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exercisable, exchangeable for or convertible into Common Stock. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

25

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our articles of incorporation, as amended (“Articles of Incorporation”), and our bylaws (“Bylaws”) are summaries and are qualified by reference to our Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to Nevada law, including the NRS, as well as copies of our Articles of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our Articles of Incorporation authorizes us to issue up to 85,000,000 shares of stock, consisting of 75,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 840,000 shares were classified as shares of Series A Preferred Stock as of December 10, 2021. See “Description of the Series A Preferred Stock” beginning on page 30. As of December 10, 2021, we had 14,100,609 shares of Common Stock issued and 13,085,116 shares of Common Stock outstanding and 806,585 shares of Series A Preferred Stock issued and outstanding.

Under our Articles of Incorporation, the Board, without stockholder approval, is authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof.

Common Stock

The following is a summary of some general terms and provisions of our Common Stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of Common Stock described in the applicable prospectus supplement.

Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares of capital stock then outstanding or which may be issued holders of our Common Stock are entitled to the following:

Voting Rights. The holders of the Common Stock are entitled to one vote per share held and have the right and power to vote on all matters on which a vote of shareholders is taken. Shareholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by majority vote of shareholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or the bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the bylaws), any director or the entire Board may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire Board.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the shareholders of the Company, the shareholders elect the members of a single class of directors for three-year terms.

Dividends. The holders of the Common Stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor.

Liquidation. Upon liquidation, dissolution, or the winding up of the Company, holder of Common Stock are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities.

Preemptive Rights. The holders of shares of our Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company.

Redemption Rights. The outstanding shares of Common Stock are not subject to redemption by the Company. To the extent that the Company issues additional shares of Common Stock, the relative interest in the Company of existing shareholders will likely be diluted.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

Preferred Stock

The following is a summary of the general terms and provisions of the Preferred Stock that we may offer by this prospectus. We may issue Preferred Stock in one or more classes or series; each class or series of Preferred Stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any Preferred Stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such Preferred Stock. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation, including any applicable Certificates of Designations, and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.

General. Our Articles of Incorporation authorize the Board, without obtaining stockholder approval, to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, from time to time, in one or more series, and to fix the number of shares and determine for each such series such voting powers, designations, preferences, and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof. The Board is also expressly authorized to increase or decrease (but not below the number of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. If the number of shares of any series is decreased, the shares no longer designated as shares of such series will resume the status of “blank check” preferred stock and may be designated, again, as a new series of Preferred Stock by the Board.

As of December 10, 2021, 840,000 shares of our Preferred Stock were classified as shares of Series A Preferred Stock and we had 806,585 shares of our Series A Preferred Stock issued and outstanding. Unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of Preferred Stock by issuing additional Preferred Stock of such series.

The Preferred Stock will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the Preferred Stock for specific terms, including:

●	the distinctive designation of the applicable class or series of Preferred Stock and the number of shares that will constitute the class or series;
●	the initial offering price of such Preferred Stock;
●	relative ranking and preference of such Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

●	the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;
●	any redemption or sinking fund provisions of that class or series;
●	any voting rights;
●	any conversion or exchange provisions;
●	any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;
●	any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;
●	any procedures for any auction and remarketing; and
●	any listing of such Preferred Stock on any securities exchange

Holders of our Preferred Stock have no preemptive rights to subscribe for any of our securities.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the Preferred Stock offered by such prospectus supplement.

The issuance of shares of Preferred Stock, the issuance of rights to purchase Preferred Stock or the possibility of the issuance of Preferred Stock or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that we have issued or may issue in the future.

Rank. Unless our Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our Common Stock.

Distributions. Holders of Preferred Stock of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates fixed by our Board of Directors.

We will not authorize or pay any distributions on a class or series of Preferred Stock or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of Preferred Stock, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of capital stock, including Preferred Stock. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

Distributions on any class or series of Preferred Stock may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Directors fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.

We refer to our shares of Common shares or other stock, now or hereafter issued, that rank junior to an applicable class or series of Preferred Stock with respect to distribution rights as junior stock. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior stock, or redeem or otherwise acquire junior stock, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of Preferred Stock and on all our other class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock for all past distribution periods. The preceding sentence does not prohibit:

●	distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior stock;

●	conversions into or exchanges for junior stock;

●	pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding Preferred Stock of such class or series and any other class or series of shares ranking on a parity with such class or series of Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

●	our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Directors, officers or employees, or others performing or providing similar services, or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

Unless full cumulative distributions on a class or series of Preferred Stock have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of Preferred Stock ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of Preferred Stock and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.

Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.

Redemption. We may have the right or may be required to redeem one or more classes or series of Preferred Stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement. If a class or series of Preferred Stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative Preferred Stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any class or series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the Preferred Stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the Preferred Stock will automatically and mandatorily be converted into shares of Common Stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference. The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of Preferred Stock, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the Preferred Stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of capital stock upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of Preferred Stock will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Nevada law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of Preferred Stock will not be added to our total liabilities.

Voting Rights. Holders of our Preferred Stock will not have any voting rights, except as set forth below or otherwise from time to time specified in the applicable prospectus supplement.

Unless otherwise provided for in an applicable class or series, so long as any Preferred Stock are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of Preferred Stock outstanding at that time:

●	authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights;

●	reclassify any authorized shares of capital stock into a class or series of shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights;

●	create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights; and

●	amend, alter or repeal the provisions of our Articles of Incorporation or any Certificate of Designations relating to that class or series of Preferred Stock, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of Preferred Stock.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity or junior to a class or series of Preferred Stock with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.

The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of Preferred Stock with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

Conversion and Exchange Rights. We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange Preferred Stock of any class or series into shares of Common Stock or any other class or series of shares of capital stock or debt securities or other property. The terms will include the number of shares of Common Stock or other securities or property into which the Preferred Stock are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.

Series A Preferred Stock

The following is a summary of some general terms and provisions of our Series A Preferred Stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.”

Voting Rights. Holders of the Series A Preferred Stock do not have any voting rights, except as described below or as otherwise required by law. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Stock will be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Stock and any other stock ranking on parity to the Series A Preferred Stock as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Dividends. Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year).

Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of the Common Stock or any other class or series of the Company’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock (the “liquidation preference”).

If, upon such voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the full amount of the liquidation preference on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled.

Preemptive Rights. No holders of Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.

Redemption Rights. The Company is not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides, at its option, to exercise its redemption right or, under circumstances as described in “Conversion Rights,” where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into the Common Stock. The Series A Preferred Stock is not subject to any sinking fund.

Conversion Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company or any other entity, except upon the occurrence of a delisting event or change of control.

Nonassessability. All outstanding shares of our Series A Preferred Stock are fully paid and nonassessable.

Listing

Our shares of Common Stock and Series A Preferred Stock are listed on Nasdaq under the symbols “SLNH” and “SLNHP”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC (“Transfer Agent”). The Transfer Agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Outstanding Stock Options and Warrants

As of December 10, 2021, there were options to acquire a total of 992,300 shares of Common Stock at a weighted-average exercise price of $5.44, of which 355,800 shares of our Common Stock are currently issuable upon exercise of outstanding stock options at a weighted-average exercise price of $4.37 per share; and outstanding warrants to purchase up to an aggregate of 2,385,141 shares of Common Stock at a weighted average exercise price of $13.37 (including the shares underlying the warrants).

Certain Provisions of Our Articles of Incorporation Bylaws

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a shareholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for our shares of Common Stock. The Company expects that such provisions and terms will operate to discourage extraordinary corporate transactions with respect to the Company, such as takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with the Board. These provisions and terms include:

●	Special meetings of shareholders may only be called by the Chief Executive Officer, President, or Secretary of the Company or otherwise by resolution of the Board; shareholders have no right to call special meetings thereof.
●	The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of our Board.
●	Vacancies on the Board may be filled only by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.
●	Except in instances of removal for cause, a director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock or 75% of the entire Board.
●	Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of Common Stock. Under Nevada law, our Board is permitted, in its discretion, at any time, and from time to time, without any action by the shareholders of the Company, to issue shares of our Common Stock (except to the extent such issuance would be violative of fiduciary duties, so dilutive to existing holders that it would be the equivalent of a sale of the Company, or otherwise prohibited by select provisions of the NRS). The issuance of shares of authorized but unissued stock could, under certain circumstances, have an anti-takeover effect, for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the acquisition of the Company.

Nevada Anti-Takeover Statutes

We are subject to Sections 78.411 – 78.444 of the Nevada Revised Statutes, relating to combinations with interested stockholders. These provisions prohibit an “interested stockholder” from entering into a “combination” with the Company unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the Company’s capital stock entitled to vote.

Section 78.416 of the Nevada Revised Statutes defines “combination” to include the following:

●	any merger or consolidation involving the Company (or its subsidiary) and (i) the interested stockholder or (ii) any other entity which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder;

●	any sale, transfer, pledge or other disposition of the assets of the Company (or its subsidiary) involving the interested stockholder or its affiliate or associate where the assets transferred (i) have an aggregate market value equal to more than 5% of the aggregate market value of all of the Company’s assets, on a consolidated basis; (ii) have an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the Company; or (iii) represent more than 10% of the earning power or net income of the Company, on a consolidated basis;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the Company of any stock of the Corporation with a market value of 5% or more of the value of the outstanding shares of the Company;

●	the adoption of any plan or proposal for the liquidation or dissolution of the Company under any agreement, arrangement or understanding with the interested stockholder, or its affiliate or associate;

●	any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder, or its affiliate or associate; or

●	the receipt by the interested stockholder, or its affiliate or associate of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In addition, Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a Nevada corporation (an “issuing corporation”) that (i) has 200 or more stockholders, at least 100 of which are Nevada residents and (ii) conducts business in Nevada. Specifically, if the acquisition results in ownership of: (i) 20% or more but less than 33%; (ii) 33% percent or more but less than 50%; or (iii) 50% or more, as applicable, of the issuing corporation’s then outstanding voting power with respect to the election of directors, then the securities acquired in such acquisition are denied voting rights unless the acquisition is approved by (i) the holders of a majority of the issuing corporation’s voting power; and (ii) the holders of a majority of each class or series of stock if the acquisition would adversely affect or change any preference of any relative or other right given to any such class or series. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) not less than all of the voting securities of the issuing corporation acquired by the acquiring person may be redeemable by an issuing corporation at the average price paid for the securities within 30 days if (x) the acquiring person has not given a timely offeror’s statement to the issuing corporation in accordance with Section 78.3789 of the Nevada Revised Statutes or (y) the issuing corporation’s stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if the issuing corporation’s stockholders vote to accord voting rights to the securities acquired by acquiring person, then any stockholder of the issuing corporation who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities.

We expect the existence of these provisions to have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our shareholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our Common Stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for purchase of Common Stock or Preferred Stock in one or more series. We may issue warrants independently or together with Common Stock or Preferred Stock, and the warrants may be attached to or separate from the Common Stock or Preferred Stock.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $125,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of one warrant and the price at which such shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercising the warrants;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income taxes of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of Common Stock or Preferred Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with the specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES

References in this “Description of Debt Securities” section to “we,” “us” “our” or “SHI” mean Soluna Holdings, Inc. and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms of the debt securities that we may offer by this prospectus and any applicable prospectus supplement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures or note purchase agreements which we will file in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates or note purchase agreements related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of SHI and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee or a note purchase agreement. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any future indentures, note purchase agreements and the debt securities to be issued under the indentures or note purchase agreements are summaries of certain anticipated provisions of the indentures or note purchase agreements and are not complete.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of SHI and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We will file as an amendment to the registration statement of which this prospectus is a part  or in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities, and a form of note purchase agreement.

We may issue debt securities without limit as to aggregate principal amount, in or more series, in each case as we establish in one or more supplemental indentures or note purchase agreements. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for the issuance of additional securities of that series.

We anticipate that each indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

●	the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

●	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;
●	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;
●	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;
●	the stated maturity date;
●	any fixed or variable interest rate or rates per annum;
●	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;
●	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;
●	the date from which interest may accrue and any interest payment dates and any related record dates;
●	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;
●	any sinking fund requirements;
●	any provisions for redemption or repurchase, including the redemption or repurchase price;
●	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;
●	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;
●	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;
●	whether we will issue the debt securities in certificated or book-entry form;
●	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;
●	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;
●	any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;
●	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;
●	the subordination provisions, if any, relating to the debt securities;
●	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;
●	any restriction or condition on the transferability of debt securities;
●	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;
●	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

●	any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

●	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, any future indenture or note purchase agreement will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or at the location specified in a note purchase agreement or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

●	in any other lawful manner, all as the applicable indenture or note purchase agreement describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

●	we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

●	immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

●	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

Events of Default. Unless otherwise described in a prospectus supplement, the term “event of default” for any series of debt securities means any of the following:

●	we do not pay the principal of or any premium on a debt security of that series when due;

●	we do not pay interest on a debt security of that series within 30 days after its due date;

●	we do not deposit any sinking fund payment for that series within 30 days after its due date;

●	we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

●	we experience specified events of bankruptcy, insolvency or reorganization; or

●	any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

●	you must give the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

●	the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture or Note Purchase Agreement

Unless otherwise described in a prospectus supplement, there are three types of changes we can make to the indentures, note purchase agreements and our debt securities:

Changes Requiring Your Approval. First, we cannot make certain changes to the indentures, note purchase agreements and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

●	change the stated maturity of the principal of, or interest on, a debt security;

●	reduce the principal of, or the rate of interest on, a debt security;

●	reduce the amount of any premium due upon redemption;

●	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

●	change the currency or place of payment on a debt security;

●	impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

●	in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

●	waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

●	modify any of the foregoing provisions.

Changes Requiring Majority Approval. Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.

Changes Not Requiring Approval. Third, certain changes do not require any approval of holders of debt securities. These include:

●	to evidence the assumption by a successor obligor of our obligations;
●	to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;
●	to add any additional events of default for the benefit of holders of all or any series of debt securities;
●	to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;
●	to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;
●	to add guarantees of or to secure all or any series of the debt securities;
●	to establish the forms or terms of debt securities of any series;
●	to evidence and provide for the acceptance of appointment of a successor trustee;
●	to cure any ambiguity, to correct or supplement any provision in the applicable indenture or note purchase agreement which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture or note purchase agreement that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;
●	to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;
●	to prohibit the authentication and delivery of additional series of debt securities;
●	to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;
●	to comply with the rules of any applicable depositary; or
●	to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge. Unless otherwise described in a prospectus supplement, we may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

Full Defeasance. Unless otherwise described in a prospectus supplement, we can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

●	we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

●	we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

●	your right to receive payments from the trust when payments are due;

●	our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

●	our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance. Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture or note purchase agreement with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”

If we accomplish covenant defeasance, the following provisions of an indenture or a note purchase agreement and the debt securities of such series would no longer apply:

●	most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

●	any subordination provisions; and

●	certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

●	the indebtedness ranking senior to the debt securities being offered;

●	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

●	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

●	provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

Any future indentures or note purchase agreements and our debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriter or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for our Common Stock, Preferred Stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our Common Stock, Preferred Stock or debt securities which may be purchased per each subscription right;
●	the extent to which subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by the Company in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprising shares of Common Stock or Preferred Stock and warrants to purchase shares of Common Stock, Preferred Stock or other securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by the selling stockholders to be named in a prospectus supplement, who we refer to in this prospectus as the “selling stockholders,” of up to 3,552,146 shares of our Common Stock underlying the Selling Stockholders Notes and Selling Stockholders Warrants (each as defined below) which were issued in a transaction exempt from registration under the Securities Act pursuant to a Securities Purchase Agreement (the “SPA”) among the Company and the selling stockholders dated October 25, 2021 pursuant to which such stockholders received (i) secured convertible notes in the aggregate principal amount of $16,304,348 for an aggregate purchase price of $15 million (collectively, the “Selling Stockholders Notes”), which are, subject to certain conditions, convertible at any time by the selling stockholders, into an aggregate of 1,776,073 shares of Common Stock (the “Conversion Shares”), at a price per share of $9.18, and (ii) Class A, Class B and Class C common stock purchase warrants (collectively, the “Selling Stockholders Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock (the “Warrant Shares”), at an exercise price of $12.50, $15.00 and $18.00 per share, respectively. The Selling Stockholders Warrants are immediately exercisable for five years upon issuance, subject to applicable Nasdaq rules.

The shares of Common Stock to be offered by the selling stockholders are “restricted securities” under applicable federal and state securities laws and are being registered under the Securities Act to give those selling stockholders the opportunity to publicly sell these shares, if they elect to do so following exercise of the Selling Stockholders Warrants or conversion of the Selling Stockholders Notes. The registration of these shares does not require that the selling stockholders exercise any of the Selling Stockholders Warrants, convert any of the Selling Stockholders Notes or sell any of the Conversion Shares or Warrant Shares. The selling stockholders may sell all, some or none of the shares of Common Stock they receive pursuant to this prospectus and the applicable prospectus supplement. See “Plan of Distribution.”

Further information regarding the selling stockholders will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

To our knowledge, none of the selling stockholders had any position, office, or other material relationship with us or any of our affiliates within the past three years.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We and/or the selling stockholders may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we and/or the selling stockholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We and/or the selling stockholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we and/or the selling stockholders use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we and/or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We and/or the selling stockholders may sell the securities directly or through agents we and/or the selling stockholders designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We and/or the selling stockholders may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We and/or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us and/or the selling stockholders or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we and/or the selling stockholders may enter into derivative transactions with third parties (including the writing of options) in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or the selling stockholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than our Common Stock and Series A Preferred Stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the securities being registered hereby, other than our Common Stock and Series A Preferred Stock which are listed on Nasdaq. We have no current plans for listing of debt securities, warrants, units or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Soluna Holdings, Inc. as of and for the two years ended December 31, 2020 incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Wojeski & Company, CPAs, P.C., an independent registered public accounting firm, as stated in their report thereon, which are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov. Our corporate website is www.solunacomputing.com. The information on our corporate website is not incorporated by reference in this prospectus, any prospectus supplement or the registration statement of which they form a part, and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus, any prospectus supplement, the registration statement or such documents.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by our Form 10-K/A, filed with the SEC on April 29, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 17, 2021, August 10, 2021 and November 12, 2021, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, February 24, 2021, February 26, 2021(2), March 8, 2021, March 22, 2021, April 12, 2021, April 29, 2021, April 30, 2021, May 4, 2021, May 19, 2021, May 27, 2021, June 10, 2021, June 15, 2021, June 24, 2021, August 12, 2021, August 23, 2021, August 31, 2021, September 22, 2021, September 30, 2021, October 12, 2021, October 25, 2021 and November 4, 2021;

●	our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on June 9, 2021, filed with the SEC on May 18, 2021 and our Definitive Proxy Statement on Schedule 14A for a special meeting of stockholders held on October 29, 2021, filed with the SEC on October 7, 2021; and

●	our registration statement on Form 8-A filed with the SEC on March 22, 2021 with respect to the Common Stock and our registration statement on Form 8-A filed with the SEC on August 19, 2021 with respect to our Series A Preferred Stock.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus or any prospectus supplement forming a part of the registration statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, NY 12205
hello@soluna.io

Copies of these filings are also available on our website at www.solunacomputing.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

SOLUNA HOLDINGS, INC.

                              Shares of Common Stock

___________________________________

PROSPECTUS SUPPLEMENT

___________________________________

Book-Running Manager

Univest

               , 2022